As filed with the Securities and Exchange Commission on January __, 2004
Registration Statement No. 333-104834

_________________________________________________________________________________________
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2
AMENDMENT NO. 4

REGISTRATION STATEMENT
Under the Securities Act of 1933
Commission file number: 000-31457

MILLENNIUM CAPITAL VENTURE HOLDINGS INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	5045 (Primary Standard Industrial Classification Code)	23-3048444 (I.R.S. Employer Identification No.)

9348 Basile Routhier, Montreal, Quebec, Canada. H2M 1T8

514-258-6441
 (Address, including zip code and telephone number of registrant's principal executive offices)

Paracorp Incorporated
15 East North Street

Dover, Delaware  19901

(Name, address, including zip code and telephone number, including area code, of agent for service)

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

From time to time after the effective date of this Registration Statement.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ X ].

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities	Amount to be Registered	Proposed Offering Price[1]	Proposed Aggregate Offering Price[1]	Amount of Registration Fee
Common Stock, no par value to be sold by selling shareholders	4,850,000	$0..25	$1,212,500	$98.09
Common Stock, no par value to be sold by Millennium Capital Venture Holdings Inc.	2,000,000	$0.25	$500,000	$40.45
Total	6,850,000	$0.25	$1,712,500	$138.54

1. Estimated solely for purposes of calculating the registration fee pursuant to Rule 457.

PROSPECTUS

SUBJECT TO COMPLETION

MILLENNIUM CAPITAL VENTURE HOLDINGS INC.

 (a Delaware Corporation)

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold nor may offers to buy be accepted prior to the time the Registration Statement of which this prospectus is a part is filed with the Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

This is our initial public offering. A total of 6,850,000 shares of our common stock are being offered under this prospectus, of which 2,000,000 shares are being offered by Millennium Capital Venture Holdings Inc. and 4,850,000 shares are being offered by certain of our shareholders. All of the shares being offered by us will be sold at a price per share of $0.25. The selling shareholders will sell their shares at a price per share of $0.25. Of the shares being offered:

4,850,000 common shares being registered on behalf of selling shareholders

2,000,000 common shares being registered on behalf of the Company

We will not receive any cash or other proceeds in connection with the sale of shares of common stock offered by the selling shareholders. We will be selling all of the 2,000,000 shares of common stock we are offering on a "best efforts basis" and will not use an underwriter or pay a commission for the sale of the shares. No arrangements have been made to place funds in escrow, trust or any similar account. There is no minimum amount we are required to raise in this offering and any funds received will be immediately available to us. Our offering will terminate on the earlier of the sale of all of the shares by us or 180 days after the date of the prospectus.

There is no established public market for our common stock and we have arbitrarily determined the offering price.

The selling shareholders may sell the shares as detailed in the section entitled "SELLING SHAREHOLDERS".

Each selling shareholder will be an underwriter under the U.S. Securities Act of 1933 (the "Securities Act").

Our common stock is not listed on any securities exchange nor quoted on any quotation system. We have prepared an application for quotation of our common stock on the NASD's OTC/BB, which will be filed upon the effectiveness of the Registration Statement of which this Prospectus is a part. Upon the effective date of the Registration Statement, we expect the NASD to consider our application for quotation of our common stock on the OTC/BB.

You should consider the Risk Factors we describe starting on Page 5 before investing in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
	Price to Public	Underwriting Discounts and Commissions (1)	Proceeds to Company
Per Share	$0.25	$0	$0.25
Total	$0.25	$0.	$500,000

  We have agreed to pay substantially all of the expenses incidental to the registration, offering and sale of the common stock to the public other than commissions, fees and discounts of underwriters, brokers, dealers and agents. We estimate these expenses to total $40,000.

Dated: January , 2004

TABLE OF CONTENTS
PROSPECTUS SUMMARY	6
ABOUT MILLENNIUM CAPITAL VENTURE HOLDINGS INC.	6
THE OFFERING	7
RISK FACTORS	9
WHERE YOU CAN FIND MORE INFORMATION	11
FORWARD LOOKING STATEMENTS	12
USE OF PROCEEDS	12
DETERMINATION OF OFFERING PRICE	14
DIVIDEND POLICY	14
DILUTION	14
SALES OF SECURITIES BY SELLING SHAREHOLDERS	15
PLAN OF DISTRIBUTION	16
SELLING SHAREHOLDERS	16
LEGAL PROCEEDINGS	20
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS	20
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	21
DESCRIPTION OF CAPITAL STOCK	22
INTERESTS OF NAMED EXPERTS & COUNSEL	22
DESCRIPTION OF BUSINESS	22
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION.	33
DESCRIPTION OF PROPERTY	37
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	38
COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	38
EXECUTIVE COMPENSATION	39
LIMITATION OF DIRECTORS' AND OFFICERS' LIABILITY AND INDEMNIFICATION	40
EXPERTS	40
LEGAL OPINION	40
FINANCIAL STATEMENTS	F-1 - F-20
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	41

 SUBJECT TO COMPLETION

PROSPECTUS SUMMARY

The following summary contains basic information about this offering of shares of common stock of Millennium Capital Venture Holdings Inc. (referred to herein as "Millennium", "the Company", "we", "our" and similar terms). It likely does not contain all the information that is important to you. For a more complete understanding of this offering, we encourage you to read this entire document and the documents we have referred you to.

MILLENNIUM CAPITAL VENTURE HOLDINGS INC. AND SUBSIDIARY

ABOUT MILLENNIUM CAPITAL VENTURE HOLDINGS INC.

At present, Millennium's only asset is the ownership of an operating subsidiary, Mada Multimedia Inc., a private Quebec corporation ("Mada"). On March 24, 2003, Millennium acquired all of the issued and outstanding shares of Mada, which specializes in the conception, production and marketing of multimedia applications in the financial education sector. These applications have been designed mainly for educational purposes; however, Mada has also designed these applications to have some entertainment aspects. The outstanding shares of Mada Multimedia were acquired from its founder and sole shareholder, Mr. Mario Drolet, who is the President of Mada. Millennium's current operations are limited to the ownership and management of Mada.

No public market for Millennium's common stock currently exists.

Millennium will need to raise $500,000 in additional capital to meet its operating expenses and the operating expenses of Mada to be able to launch Mada's initial product and commence Mada's business operations. Millennium intends to raise funds from shareholders and other private investors in order to meet its operating expenses for the next twelve months. The initial product to be launched is "Market Mania" which is a computer program that teaches stock trading skills in an electronic format. We will require $50,000 to launch this product. Over the past six months Millennium has informally approached several potential investors that have pre-existing business or have personal relationships with the officers and directors of Millennium about making an equity investment in Millennium. There have been no offers to sell made to such investors regarding this offering and no offers to sell will be made prior to the registration statement of which this prospectus is a part becomes effective. There is no assurance at this time that Millennium will be able to raise sufficient funds to meet its operating expenses or to grow its business operations to the point that it reaches profitability. Our largest shareholder, Mr. Bruno Desmarais is offering 3,000,000 shares of his stock for sale under this prospectus. Millennium's principal executive offices are located at 9348 Basile Routhier, Montreal, Quebec, Canada. H2M 1T8 and the telephone number at that location is (514) 258-6441.

THE OFFERING

Shares we are offering:

Please note that our shares are not currently traded on the OTC Bulletin Board or any other public market.

Securities Offered	2,000,000 shares of common stock are being offered at a price of $0.25 per share for a period of 180 days or until we sell all shares. See "Description of Securities".

Use of Proceeds

If we sell all 2,000,000 shares we are offering we will receive gross proceeds of $500,000. Any and all funds raised from our sale of common stock will be used for and for working capital purposes. Unless we raise a minimum of $250,000 none of the proceeds will be used to pay any officer or director in the form of compensation, reimbursement, debt repayment or otherwise. If we raise at least $250,000, Mr. Mario Drolet, our President, intends to begin taking a nominal salary, the amounts of which will be partially dependent on the total amount we raise. See "Use of Proceeds".

Method of Distribution	We are offering the shares on a self-underwritten, best-efforts basis. Mr. Drolet, our President, will participate in the distribution on our behalf. See "Plan of Distribution."

Securities being offered by selling shareholders

Securities Offered

We are registering 4,850,000 shares of common stock on behalf of the selling shareholders at a price of $0.25 per share. We are not selling any common shares on behalf of selling shareholders. See "SELLING SHAREHOLDERS."

Use of Proceeds	We will not receive any cash or other proceeds from the selling shareholders' sale of their common shares.

Method of Distribution

The selling shareholders may sell or distribute their common stock through ordinary brokers' transactions, in privately negotiated transactions or in one or more of several other manners. See "Plan of Distribution".

Common Shares Currently Outstanding	6,850,000

Common Stock Outstanding, after offering	8,850,000

Percent of Outstanding Common Shares Offered by Selling Shareholders	77.4%
Millennium Common Stock	There currently is no trading of the Millennium common stock offered under this Registration Statement. See "MILLENNIUM COMMON EQUITY AND RELATED STOCKHOLDER MATTERS" below.
Risk Factors

The securities offered by this prospectus are highly speculative and very risky. We have described the material risks that we face below. Before you buy consider the risk factors described and the rest of this prospectus. An investment in Millennium has material risks, such as uncertainty of future financial results, liquidity dependent on additional capital and debt financing, and risks related to our operations. See "RISK FACTORS".

Transfer Agent	Our transfer agent is: Holladay Stock Transfer Company, Inc. 2939 North 67th Place Scottsdale, Arizona 85251

Summary Condensed Consolidated Financial Data

      You should consider our consolidated financial information set forth below together with the more detailed consolidated financial statements, including the related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Prospectus.

SUMMARY CONDENSED CONSOLIDATED BALANCE SHEET INFORMATION

You should consider our consolidated financial information set for the below together with the more detailed consolidated financial statements, including the related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included on page 33 in this Prospectus.

ASSETS	September 30, 2003 Unaudited		December 31, 2002 Audited
Current assets
Cash	$23,554	$	---
Accounts and loans receivable	27,235		---

Intangible assets (Goodwill and development costs)	43,017		---
Office equipment	163

Total assets	$93,969	$	---

LIABILITIES AND STOCKHOLDERS' EQUITY

Total liabilities	$107,622		$20,984
Total stockholders' equity	(13,653)		(20,984)

Total liabilities and stockholders' equity	$93,969	$	---

SUMMARY CONDENSED CONSOLODATED STATEMENTS OF INCOME INFORMATION

	For the Nine Months Ended September 30,		For the Year Ended December 31,
	2003	2002	2002	2001

Income	$-	$-	$-	-

Total Expenses	35,169	113,677	120,894	--

Provision for income taxes	-	-	30	30

Net (Loss)	$(35,169)	$(113,677)	$(120,924)	$(30)

Net (Loss) per Common Share	$(0.001)	$(0.001)	$(0.021)	$(0.0001)

Weighted Average Number of Common Shares Used in Calculation	6,797,070	5,637,363	5,728,767	5,000,000

RISK FACTORS

The following is a summary of the material risks relating to Millennium. If any of the following risks actually occur, our business, financial condition or results of operations could be materially adversely affected.

RISKS RELATING TO OUR BUSINESS:

Our business plan and revenue generating model is still unproven and effects our ability to raise money

At present Millennium, through its wholly owned subsidiary, Mada Multimedia Inc., is in the business of developing, producing and marketing multimedia applications in the financial education sector. Millennium plans to achieve market penetration and market share through increased marketing and sales activity. However, Millennium will need to raise capital in order to achieve these objectives. Millennium expects it will be difficult to raise funds due to its lack of history of profits and lack of substantial assets. Millennium expects that it will need a total of $500,000 to be able to fully implement its business plan. We currently have insufficient capital necessary to expand our business operations from which Millennium may realize additional revenue. Management believes that in order to grow Millennium's business that it must do so through increased sales and marketing efforts, which requires additional cash. Any additional sources of cash will most likely be raised through the issuance of additional stock or additional indebtedness. The issuance of additional stock could result in dilution, as discussed below. The issuance of additional indebtedness could hamper our ability to generate net profits, depending on the repayment terms and other factors that determine the overall cost of such indebtedness. Moreover, even if we had sufficient financing to undertake these activities, there is no guarantee that we will be able to expand our business sufficiently to achieve profitability.

We have not generated any profits in our prior history

We have incurred losses and anticipate continued losses in the future. As of December 31, 2002 Millennium and Mada had a consolidated accumulated deficit of ($20,984). As of December 31, 2001, Mada had an accumulated deficit of ($41,153). As of September 30, 2003, Millennium and Mada had a consolidated accumulated deficit of ($156,653) and as of December 30, 2002, Millennium and Mada had a consolidated accumulated deficit of ($121,484). Prior to the acquisition of Mada in March 2003, Millennium was a shell corporation with no history of operations. We have not yet achieved profitability and expect to continue to incur net losses until we recognize sufficient revenues from the operations of Mada. See, "Management's Discussion and Analysis or Plan of Operation - General" for a more detailed discussion regarding our historical cash flows.

Dilution of Shareholder in the Event of a Financing through Stock Sales

Part of our business plan is to increase our working capital through the issuance of additional shares of our stock. The increased sales and marketing activities that are necessary to grow the operations of Mada will most likely require the issuance of Millennium's stock as consideration for additional working capital. If any such financing opportunities are located, a significant number of shares could be issued and as a result dilute the respective percentage ownership of all investors that own shares of Millennium at that time.

We currently do not generate any revenues from operations to cover expenses.

Millennium currently does not realize sufficient revenues from the operations of Mada to cover operating expenses, and we currently cannot anticipate when we will commence generating revenues from operations sufficient to cover our administrative expenses and sustain planned growth. There is no assurance that Millennium can successfully raise such additional funds to cover its operating expenses until the operations of Mada generate revenues to meet such expenses.

We cannot give any assurance that success in raising capital will result in success of operations and a return on any investor's investment

Even if we are successful in locating suitable sources of working capital, it is still possible that the investors will not receive amounts equal to their investment in Millennium. Given the substantial risk of thinly capitalized corporations, such as ours, it is very possible that the market value of our stock will not provide an investor with the ability to either recoup his or her investment capital or a return on his or her investment. This may be due to various factors, including failure of our business plan or a partial failure by not generating sufficient profits or general stock market or economic conditions. No investment should be made by a person who is not in a position to lose the entire amount of their investment.

Our stock currently does not trade on any public markets and hence any investment in our stock is illiquid

Our stock currently is not traded on any stock exchange or quoted on any stock quotation system. We have prepared an application for quotation of our common stock on the NASD's OTC/BB, which will be filed upon the effectiveness of this Registration Statement. The lack of a public market means that a purchaser of our common stock does not have a means to liquidate his or her investment in the Company.

Quotations on the OTC/BB reflect inter-dealer prices, without retail mark-up, markdown or commission and may not reflect actual transactions. Millennium's common stock will be subject to certain rules adopted by the SEC that regulate broker-dealer practices in connection with transactions in "penny stocks". Information regarding rules pertaining to "penny stock" is provided later in this prospectus under the heading "Common Equity & Related Stockholder Matters". Penny stocks generally are securities with a price of less than $5.00, other than securities registered on certain national exchanges or quoted on the Nasdaq system, provided that the exchange or system provides current price and volume information with respect to transactions in such securities. The penny stock rules require broker-dealers, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver standardized risk disclosure documents prepared by the SEC that provide information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock.

Our auditors' report states that they have substantial doubts about our ability to continue as a going concern.

Our auditors, Grant Thornton LLP, state in their audit report, which is part of the financial statements filed with this Registration Statement, that there is substantial doubt about our ability to continue as a going concern. This doubt has arisen due to the fact that we have no established source of revenue and have not commenced any commercial operations. Although we plan to establish revenues and commercial operations, these plans are subject to the risk factors discussed above and thus there is no assurance that they can be achieved and that the substantial doubt of our ability to continue as a going concern can be overcome.

Our largest shareholder's proposed sale of his shares in the company could result in a change in control of the company and could hinder the company's attempts to sell 2,000,000 shares under this prospectus.

Our largest shareholder, Mr. Bruno Desmarais, who owns 73% of Millennium's total issued and outstanding shares, as a result of this Registration Statement, could sell all of his 5,000,000 shares of Millennium's common stock. However, Mr. Drolet has an option to acquire 2,000,000 or 29.1% of the Company's issued and outstanding common stock and Mr. Desmarais could sell his remaining 3,000,000 shares to other purchasers. Either sale could result in a change of control of Millennium. If Mr. Drolet were to acquire all 2,000,000 shares under his option agreement he could be the Company's largest shareholder or if any one person or entity were to acquire more than 2,000,000 of the 3,000,000 shares such person or entity would be Millennium's largest shareholder and could control the election of members to Millennium's Board of Directors and thus control Millennium's operations.

Mr. Desmarais' attempts to sell any of his shares could hinder the Company's ability to sell shares under this prospectus and raise the funds necessary to commence the operations of Mada Multimedia.

Future sales of our common stock may have a depressive effect upon its price.

All of the currently outstanding shares of common stock were issued at prices lower than the price of the shares of common stock in this offering. We are registering shares for selling shareholders as well as for the Company. The sales of shares by selling shareholders may have an adverse effect on the market price of our common stock should a public trading market develop for such shares and this may adversely effect our ability to raise money under this offering.

WHERE YOU CAN FIND MORE INFORMATION

Reports to Security Holders

We have filed a registration statement under the Securities Act with respect to the securities offered hereby with the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. This prospectus, which is a part of the registration statement, does not contain all of the information contained in the registration statement and the exhibits and schedules thereto, certain items of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to Millennium and the securities offered hereby, reference is made to the registration statement including all exhibits and schedules thereto, which may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street N.W., Washington, D.C. 20549 at prescribed rates during regular business hours. You may obtain information on the operation of the public reference facilities by calling the Commission at 1-800-SEC-0330. Also the SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission at http://www.sec.gov. This site also contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission.

Millennium files with the Securities and Exchange Commission periodic and current reports under Rule 13 (a) of the Securities Exchange Act of 1934 (the "Exchange Act"), including quarterly reports on Form 10-QSB and annual reports on Form 10-KSB, all of these documents can be obtained from the Commission as per the information provided above.

Statements contained in this prospectus as to the contents of any contract or other documents are not necessarily complete, and in each instance reference is made to the copy of such contract or document filed as an exhibit to the registration statement, each such statement being qualified in its entirety by such reference. We will provide, without charge upon oral or written request of any person, a copy of any information incorporated by reference herein. Such request should be directed to us at Millennium Capital Venture Holdings Inc., 9348 Basile Routhier, Montreal, Quebec, Canada H2M 1T8, Attention: Mario Drolet, President.

FORWARD LOOKING STATEMENTS

This Registration Statement includes or incorporates by reference forward-looking statements that reflect our current view of future events and financial performance. These forward-looking statements are subject to numerous risks and uncertainties, including those factors discussed elsewhere in or incorporated by reference into this prospectus, the prospectus supplement, any pricing supplement and our other filings with the Securities and Exchange Commission.

These risks and uncertainties could cause actual results or events to differ materially from anticipated or historical results. You can identify forward-looking statements by our use of words like "anticipate", "believe", "budget", "estimate", "expect", "forecast", "intend", "may", "plan", "predict," "project", "should", "could" and similar expressions. Any statement that is not a historical fact is a forward-looking statement. We caution you not to place undue reliance on these forward-looking statements, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

We will not receive any proceeds from the sale of securities being offered by our selling shareholders. Our proceeds from this offering will vary depending on how many shares of our common stock we are able to sell. If we sell all shares of common stock being registered in this offering, we will receive proceeds of $500,000. A majority of any proceeds received will be used for Mada's working capital and for launching its first product, Market Mania. Any fund not used for such purposes will be used for working capital and general corporate purposes. Working capital expenses include expenses for travel, communications, office supplies, rent and utilities, and other ongoing general and administrative expenses and we consider general corporate purposes to be expenses such as those legal and accounting expenses typically incurred in connection with being a publicly traded company.

We expect to incur expenses of approximately $40,000 in connection with the registration of the shares.

The table below shows how proceeds from this offering would be used for scenarios where we sell various amounts of the shares and the priority of the use of net proceeds in the event actual proceeds are not sufficient to accomplish the uses set forth. While management has developed the following estimates to the best of its ability, there can be no assurance that we will use the proceeds exactly as laid out in the table.

	2,000,000	2,000,000	2,000,000	2,000,000
Percent of total share offered	25%	50%	75%	100%
Shares sold	500,000	1,000,000	1,500,000	2,000,000

Gross proceeds from offering	$125,000	$250,000	$375,000	$500,000
Less: offering expenses	($40,000)	($40,000)	($40,000)	($40,000)

Net proceeds from offering	$85,000	$210,000	$335,000	$460,000

Use of net proceeds
Expenses of this Offering	$40,000	$ 40,000	$ 40,000	$ 40,000
Launch Market Mania	$45,000	$ 50,000	$ 50,000	$ 50,000
Working capital - Millennium		$ 15,000	$ 15,000	$ 15,000
Additional working capital - Mada		$105,000	$240,000	$365,000

There will not be sufficient funds raised to meet the projected $50,000 capital requirement for the Launch of "Market Mania" unless the expenses of the offering can be reduced by $5,000.

We have accounted for proceeds of the offering that will be used to pay officers under the heading operating expenses and working capital. If we are unable to raise a minimum of $250,000 none of the proceeds will be used to pay any officer or director in the form of compensation, reimbursement, debt repayment or otherwise. If we are able to raise a minimum of $250,000 we intend to pay a nominal salary to our President, Mario Drolet, the amount of which will be partially dependent on the total amount we raise, but will not exceed ten percent of the amount raised.

It is possible that no proceeds may be raised from this offering. It is also possible that some, but not all, of the 2,000,000 shares offered will be sold. If fewer than all of the shares are sold, we may ultimately need to modify or delay full implementation of our business plan. There can be no assurance that any delay or modification will not adversely affect our development and ultimately our chance of success. If we require additional funds to develop our plan, such funds may not be available on terms acceptable to us, or at all.

The amounts set forth above are estimates developed by our management for allocation of net proceeds of this offering based upon our current plans and prevailing economic and industry conditions and assumes that we are able to sell the numbers of the shares set forth in each column above. Although we do not currently contemplate material changes in the proposed use of proceeds set forth above, to the extend that our management finds that adjustments are required, the amounts shown may be adjusted among the uses indicated above. Our proposed use of proceeds is subject to changes in general, economic and competitive conditions as well as timing of receipt of funds, each of which may change the amount of proceeds expended for the purposes intended. The proposed application of proceeds is also subject to changes in market conditions and our financial condition in general. Changes in general, economic, competitive and market conditions and our financial condition would include, with limitation, the occurrence of a national economic slowdown or recessions, a significant change in the environment in which we operate, competitors introducing a competing or better product than we can offer, and/ or regulatory changes in general. While our management is not currently aware of the existence or pending threat of any of the foregoing reasons, we provide you no assurance that one or more of such events will not occur.

DETERMINATION OF OFFERING PRICE

Prior to this offering, there has been no market for our common stock. Our last offering was completed at $0.05 per share. The offering price of $0.25 for the shares was arbitratily determined and bears no relationship to assets, book value, net worth, earnings, actual results of operation, or any other established investment criteria. Among the factors considered in determining the price were our historical stock sales prices, estimates of our prospects, the background and capital contributions of management, the degree of control which the current shareholders desired to retain, current conditions of the securities markets and other information.

DIVIDEND POLICY

It is our present policy not to pay cash dividends and to retain future earnings for use in the operations of the business and to fund future growth. Any payment of cash dividends in the future will be dependent upon the amount of funds legally available, our earnings, financial condition, capital requirements and other factors that the Board of Directors may think are relevant.

DILUTION

Net tangible book value per share represents the amount of our total tangible assets less total liabilities, divided by the total number of shares of common stock outstanding. Our net tangible book value at September 30, 2003 was $(0.008) or a de minimus amount per share of common stock. Dilution per share represents the difference between the offering price of $0.25 per share and the net tangible book value per share of common stock, as adjusted, immediately after this offering.

After giving effect to the completion of the offering and after deducting offering expenses estimated to be $40,000, our September 30, 2003 pro forma net tangible book value will be $510,952 or $0.046 per share. This represents an immediate increase in pro forma net tangible book value of $0.0.054 per share to existing stockholders and an immediate dilution of $0.204 per share, or approximately 81.6% of the offering price, to investors purchasing shares of common stock in the offering.

Public offering price per share	$0.25
Net Tangible Book Value per share before offering	($0.008)
Increase Per Share attributable to sale of these shares	0.054
Pro-Forma Net Tangible Book Value after offering	0.046
Dilution per share to Public Investors	0.204

The following table summarizes as of September 30, 2003, the number of shares purchased as a percentage of our total outstanding shares, the aggregate amount paid for such shares, the aggregate amount paid figured as a percentage of the total amount paid, and the average amount paid per share for such shares. For purposes of this table, the sale to the public of these shares is assumed to have taken place on September 30, 2003

	Shares Purchased		Total Consideration Paid		Average per
	Number	Percent	Amount	Percent	Share

Existing Shareholders	6,850,000	77.4%	$143,000	22.2%	$0.021
New Investors	2,000,000	22.6%	$500,000	77.8%	$0.250

Total	8,850,000	100%	$643,000	100%	$0.073

The following table sets forth the estimated net tangible book value ("NTBV") per share after the offering and the dilution to persons purchasing shares based upon various levels of sales of the shares being achieved:

Shares outstanding prior to offering	6,850,000	6,850,000	6,850,000	6,850,000
Shares sold	500,000	1,000,000	1,500,000	2,000,000
Public offering price	$0.25	$0.25	$0.25	$0.25

Per share increase attributable to new investors	$0.012	$0.028	$0.041	$0.054
NBBV per share prior to offering	(0.008)	(0.008)	(0.008)	(0.008)
Post offering pro forma NTBV per share	0.004	0.020	0.033	0.046

SALES OF SECURITIES BY SELLING SHAREHOLDERS

The securities of the selling shareholders offered pursuant to this Registration Statement and this prospectus are for the benefit of the selling shareholders. We are not selling common stock on behalf of the selling shareholders. Millennium will not share in or receive any part of the proceeds realized on the sale of any of the 4,850,000 shares offered by the selling shareholders.

Broker-dealers may purchase shares directly from a selling stockholder or sell shares to someone else on behalf of a selling shareholder. Broker-dealers may charge commissions to both selling stockholders selling common stock, and purchasers buying shares sold by a selling stockholder. If a broker buys shares directly from a selling stockholder, the broker may resell the shares through another broker, and the other broker may receive compensation from the selling stockholder for the resale. To the extent required by laws, regulations or agreements we have made, we will file a prospectus supplement during the time the selling stockholders are offering or selling shares covered by this prospectus in order to add or correct important information about the plan of distribution for the shares and in accordance with our obligation to file post-effective amendments to the prospectus as required by Item 512 of Regulation S-B. We will also file a post-effective amendment to the registration statement to amend the prospectus to disclose pledges, donees, transferees and other successors in interest. In addition to any other applicable laws or regulations, selling stockholders must comply with regulations relating to distributions by selling stockholders, including Regulation M under the Securities Exchange Act of 1934. Regulation M prohibits selling stockholders from offering to purchase and purchasing our common stock at certain periods of time surrounding their sales of shares of our common stock under this prospectus. Some states may require that registration, exemption from registration or notification requirements be met before selling stockholders may sell their common stock. Some states may also require selling stockholders to sell their common stock only through broker-dealers.

PENNY STOCK

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock" for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

- that a broker or dealer approve a person's account for transactions in penny stocks; and

- the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must

- obtain financial information and investment experience objectives of the person; and

- make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

- sets forth the basis on which the broker or dealer made the suitability determination; and

- that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

PLAN OF DISTRIBUTION

DISTRIBUTION BY MILLENNIUM CAPITAL VENTURE HOLDINGS INC.

We are offering up to 2,000,000 shares of common stock on a best efforts basis. The offering price is $0.25 per share. Funds from this offering will not be placed into any escrow account and will be immediately available to us.

No underwriter has been engaged to sell the shares.

We will sell the shares in this offering through our officers and directors. They will not be paid any finder's fee from the sale of any shares. They will not register as a broker/dealer under Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker/dealer. The conditions are that:

 1. The person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

2. The person is not at the time of their participation, an associated person of a broker/dealer; and,

 3. The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Our officers and directors are not statutorily disqualified, are not being compensated, and are not associated with a broker/dealer. They are and will continue to be one of our officers and directors at the end of the offering and have not been during the last twelve months and are currently not broker/dealers or associated with any broker/dealers. They have not during the last twelve months and will not in the next twelve months offer or sell securities for another corporation.

Only after our registration statement is declared effective by the SEC, do we intend to advertise, through tombstones, and hold investment meetings in various states where the offering will be registered. We will not utilize the Internet to advertise our offering. We will also distribute the prospectus to potential investors at the meetings and to our friends and relatives who are interested in us and a possible investment in the offering.

We intend to sell our shares in the United States of America, the Canadian Provinces of Quebec, Ontario, British Columbia, Alberta, Saskatchewan and Manitoba and/or offshore.

The application of the penny stock rules may affect your ability to resell your shares.

Offering Period and Expiration Date

This offering will start on the date of this prospectus and continue for a period of up to 180 days.

Procedures for Subscribing for Shares from Millennium

If you decide to subscribe for any shares offered by Millennium, you must:

1. execute and deliver a subscription agreement

2. deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to Millennium Capital Venture Holdings Inc.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 72 hours after we receive them.

DISTIRBUTION BY SELLING SHAREHOLDERS

The selling shareholders may sell their common stock in one or more transactions, which may include "block" transactions in the OTC/BB market, in negotiated transactions in a combination of such methods of sales, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The selling shareholders may effect such transactions by selling the common stock directly to purchasers, or may sell to or through agents, dealers or underwriters designated from time to time, and such agents, dealers or underwriters may receive compensation in the form of discounts, concessions or commissions from the selling shareholders and/or the purchaser(s) of the common shares for whom they may act as agent. The selling shareholders and any agents, dealers or underwriters that act in connection with the sale of the common shares will be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933, and any discount or commission received by them might be deemed to be underwriting discounts or commissions under the Securities Act of 1933.

Millennium is not aware of any current or future plans, proposals arrangements or understandings by any selling shareholders that are corporations, partnerships or other legal entities to distribute their shares to their respective outstanding shareholders or partners.

We are not aware of any plans, arrangements or understandings by any selling shareholders to sell their shares to any particular individual(s) or to use such shares to satisfy contractual obligations.

Millennium will receive no portion of the proceeds from the sale of the shares by the selling shareholders. We will pay the registration fees associated with this Registration Statement. Any commissions, discounts or other fees payable to a broker, dealer, underwriter, agent or market maker in connection with the sale of any of the shares will be paid by the selling shareholders.

The offer of shares by the selling shareholders will remain outstanding until all common shares are sold or until terminated by the selling shareholders. On behalf of the selling shareholders, we are registering 4,850,000 shares of common stock currently outstanding. The percentage owned prior to and after the offering reflects all of the then-outstanding common shares. The amount and percentage owned after the offering assumes the sale of all of the common shares being registered on behalf of the selling shareholders.

SELLING SHAREHOLDERS

Following is a list of selling shareholders whose shares are being registered and offered by this Registration Statement, which list includes each selling shareholder's name, any position or material relationship with Millennium or any of its predecessors or affiliates during the past 3 years, the amount of securities owned by each selling shareholder prior to the offering, the amount to be offered for the selling shareholder account and the amount and percentage of the class to be owned after the offering is complete, if more than 1%. None of the selling shareholders are broker-dealers or affiliates of broker dealers.

Name	Position or Relationship to Millennium Corporation (last 3 years)	# of Shares owned prior to Offering	# of Shares Offered by Selling Shareholder	# of Shares Owned after Offering	% of Class Owned after the Offering
Beaudin, Benoit	--	135,649	135,649	-0-	-0-
Bellefeuille, Marie	--	72,834	72,834	-0-	-0-
Bellemare Lamoureux, Carole	--	20,000	20,000	-0-	-0-
Choquet, Sebastien	--	20,000	20,000	-0-	-0-
Clement, Jean	--	20,000	20,000	-0-	-0-
Cossette, Claude	--	20,000	20,000	-0-	-0-
Coupal, Danielle	--	20,000	20,000	-0-	-0-
Demers, Sylvain	--	20,000	20,000	-0-	-0-
Desmarais, Anne Marie	--	20,000	20,000	-0-	-0-
Desmarais, Bruno	President, Secretary and Treasurer and Member of the Board of Directors from	3,000,000	3,000,000	2,000,000	-0-
Desmarais, Dominique	--	30,000	30,000	-0-	-0-
Desmarais, Jean Francois	--	20,000	20,000	-0-	-0-
Desmarais, Michel	--	60,000	60,000	-0-	-0-
Doyon, Stephane	--	20,000	20,000	-0-	-0-
Durand, Magali	--	20,000	20,000	-0-	-0-
Fyfe, Carole	--	20,000	20,000	-0-	-0-
Fyfe, Paul	--	20,000	20,000	-0-	-0-
Fyfe, Suzanne	--	20,000	20,000	-0-	-0-
Gariepy, Martine	--	20,000	20,000	-0-	-0-
Gauthier, Josee	--	20,000	20,000	-0-	-0-
Guerin, Pierrette	--	20,000	20,000	-0-	-0-
Lachance, Sylvain	--	20,000	20,000	-0-	-0-
LaPointe, Annie(1)	--	20,000	20,000	-0-	-0-
LaPointe, Marie Eve(1)	--	20,000	20,000	-0-	-0-
Lapointe, Nil	Member of the Board of Directors	169,980	169,980	-0-	-0-
LaPointe, Pascale	--	20,000	20,000	-0-	-0-
Lawler, W. Scott	Legal counsel to Millennium	150,000	150,000	-0-	-0-
LeFebvre, Gilles	--	20,000	20,000	-0-	-0-
Legendre, Louise	--	60,000	60,000	-0-	-0-
LeLaHel, Fiducie	--	20,000	20,000	-0-	-0-
Mahbeer, Dennis	--	20,000	20,000	-0-	-0-
McGowan, Jacqueline	--	20,000	20,000	-0-	-0-
Messier, Francois	--	20,000	20,000	-0-	-0-
Paulo, Fatima	--	20,000	20,000	-0-	-0-
Rochette, Sophie	--	20,000	20,000	-0-	-0-
St. Arnaud, Andre	Member of the Board of Directors	116,000	116,000	-0-	-0-
St. Arnaud, Christian(2)	--	78,097	78,097	-0-	-0-
St. Arnaud, Sylvain(2)	--	20,000	20,000	-0-	-0-
St. Julien, Richard	Legal counsel to Millennium	150,000	150,000	-0-	-0-
Verret, Fabien	--	20,000	20,000	-0-	-0-
Versaille, Therese	--	40,000	40,000	-0-	-0-
Vidal, Normand	--	207,440	207,440	-0-	-0-

  Minor daughter of one of the members of our Board of Directors, Mr. Nil LaPointe.

  Minor son of one of the members of our Board of Directors, Mr. Andre St. Arnaud

18 to 19

LEGAL PROCEEDINGS

Millennium is not involved in any legal proceedings as of the date of this prospectus.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the names and ages of all directors and executive officers of Millennium as of December 31, 2002, indicating all positions and offices with Millennium held by each such person:

Name	Age	Title and Position Held
Mario Drolet	42	President/Secretary/Treasurer, Member of the Board of Directors of Millennium & President of Mada Multimedia Inc., a wholly owned subsidiary of Millennium.
Nil Lapointe	50	Member of the Board of Directors
Andre St. Arnaud	50	Member of the Board of Directors

The members of Millennium's Board of Directors are elected by the holders of Millennium's common stock. Cumulative voting for directors is not permitted. Millennium's Board of Directors resolved to give notice of and hold Millennium's Annual Shareholders' Meeting on February 16, 2004. The Board of Directors has set January 23, 2003 as the record date for the meeting. Notice of such Annual Shareholder's Meeting in accordance with applicable state law and will be accompanied by a information statement from management which will be filed with the Securities and Exchange Commission. The term of office of directors of Millennium ends at the next annual meeting of Millennium's shareholders or when their successors are elected and qualified. The annual meeting of shareholders is specified in Millennium's bylaws to be held on the third Thursday of May or such other date as designated from time to time by the Board of Directors. The term of office of each officer of Millennium ends at the next annual meeting of our Board of Directors, expected to take place immediately after the next annual meeting of shareholders, or when his successor is elected and qualifies. No organization by which any officer or director previously has been employed is an affiliate, parent, or subsidiary of Millennium.

Mario Drolet, has worked for Resources Pro-Veinor, as Vice President, Investor Relations since August 29, 2003. He worked for Enigma Communications as a financial communications consultant from September 2002 to January 2003. His duties were to find new listed companies to use Enigma's financial communications services to create an audience for the listed companies and increase shareholder awareness. On June 10, 2003, Mr. Drolet was named the President and Secretary Treasurer of Millennium and a member of its Board of Directors. Mr. Drolet has been the President of Mada since its inception on December 11, 1997. From April 2002 to September 2002, Mr. Drolet worked with Paradox as a financial communications consultant, his main responsibility was to find small cap companies interest in promotional services, conducting road shows for clients and introducing the company to new clients. From October 2000 to March 2001, Mr. Drolet was an independent trader at The Jitney Group. From April 2001 to October 2001, Mr. Drolet served as a consultant for Paradox Public Relations, with the principal responsibility of developing Paradox's investor relations program to offer to small cap companies requiring investor relations services. From January 2000 to October 2000, Mr. Drolet was the Training Director for The Jitney Group, his responsibilities included training traders and developing training courses for staff. From 1993 to December, 1998, Mr. Drolet was a Chief-Trader for CIBC World Markets, Montreal. Mr. Drolet earned a degree in Political Science from the University of Montreal. Currently, Mr. Drolet is not registered in Canada, the US or in Europe as a broker-dealer and he is not licensed to trade in securities for the accounts of others. Mr. Drolet has spent many years teaching various courses on the stock market to brokers and financial planners in the Province of Quebec. Mr. Drolet has devoted between 10 and 20 hours per week to Mada since 1997 while he has been employed by other employers for whom he devotes 35 hours per week. During those periods where Mr. Drolet has not had outside employment he has devoted 40 hours per week to Mada. At present, Mr. Drolet devotes 10 to 20 hours per week to Mada and only devotes such time to Millennium as may be required to review filings. Upon Millennium receiving funding of $500,000, Mr. Drolet will be devoted full-time to the operations of Millennium and Mada.

Nil LaPointe, 50, has been a self-employed financial services consultant from December 1999 to present. From May 1996 to September 1999, Mr. LaPointe was a broker with Placement Fiscale et Financier Laurentienne. Mr. LaPointe presently lives in Montreal, Quebec. He holds a B.A. in Agriculture from Laval University.

Andre Arnaud, 50, since July 1992 has been a supervisor with Industriotec, which is a company that designs, builds and installs plumbing and electrical devices. Previously, Mr. Arnaud was a trader with the Montreal Stock Exchange. Mr. Arnaud resides in Montreal, Quebec.

The Board of Directors of Millennium Capital Venture Holdings Inc. presently has no audit committee.

Family Relationships

None.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, as of January 17, 2004, with respect to the beneficial ownership of Millennium's common stock by each person known by Millennium to be the beneficial owner of more than 5% of the outstanding common stock, by each of Millennium's officers and directors, and by the officers and directors of Millennium as a group. As of such date, 6,850,000 shares were issued and outstanding. Information is also provided regarding beneficial ownership of common stock if all outstanding options, warrants, rights and conversion privileges (to which the applicable officers and directors have the right to exercise in the next 60 days) are exercised and additional shares of common stock are issued:

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common	Bruno Desmarais 9348 Basile Routhier, Montreal Quebec H2M 1T8	5,000,000	73%

Common	Mario Drolet, President, Secretary/Treasurer and Member of the Board of Directors 228 Leduc Ste-Therese, Quebec J7E 2W5	2,000,000 (1)	29.2%

Common	Nil Lapoint, Member of the Board of Directors 725 Chemin des Cervides St Sauveur des Monts, Quebec	214,097(2)	3.1%

Common	Andre St. Arnaud, Member of the Board of Directors 1025 Monte Lapierre St. Antoine sur Richelieu, Quebec	209,980(3)	3.1%

Common shares held by directors and officer as a group		2,424,077	35.4%

(1) These shares represent 2,000,000 shares that Mr. Drolet has the option to purchase from Mr. Desmarais at $0.175 per share. A copy of the option agreement for these shares is filed with this Registration Statement.

(2) Includes 20,000 shares held in the name of Mr. LaPointe's minor daughter, Annie LaPointe and 20,000 shares held in the name of Mr. LaPointe's other minor daughter Marie Eve LaPointe.

(3) Includes 78,097 shares held in the name of Mr. St. Arnaud's minor son Christian St. Arnaud and 20,000 shares held in the name of Mr. St. Arnaud's other minor son, Sylvain St. Arnaud.

DESCRIPTION OF CAPITAL STOCK

The total number of shares of all classes of stock that Millennium is authorized to issue is 100,000,000 shares of common stock, $0.0001 par value per share (the "Common Stock") and 20,000,000 shares of preferred stock, $0.0001 par value per share. Millennium had 6,850,000 shares of its Common Stock outstanding as of January 17, 2004.

Common Stock

All shares are equal to each other with respect to voting, liquidation, and dividend rights. Special shareholders' meetings may be called by the officers or directors or upon the request of holders of at least two-thirds (2/3) in amount of each class or series of the capital stock of Millennium entitled to vote at such meeting. Holders of shares are entitled to one vote at any shareholders' meeting for each share they own as of the record date fixed by the board of directors. Holders of shares are entitled to receive such dividends as may be declared by the board of directors out of funds legally available therefore, and upon liquidation are entitled to participate pro rata in a distribution of assets available for such a distribution to shareholders. There are no conversion, pre-emptive or other subscription rights or privileges with respect to any shares. Reference is made to Millennium's Articles of Incorporation and its Bylaws as well as to the applicable statutes of the State of Delaware for a more complete description of the rights and liabilities of holders of shares. The shares of Millennium do not have cumulative voting rights, which means that the holders of more than fifty percent (50%) of the shares voting for election of directors may elect all the directors if they choose to do so. In each event, the holders of the remaining shares aggregating less than fifty percent (50%) will not be able to elect directors.

Preferred Stock

Millennium is authorized to issue up to 20,000,000 shares of Preferred Stock. The Preferred Stock may be issued in such series and have such rights, preferences, and designation as determined by the Board of Directors of Millennium.

INTERESTS OF NAMED EXPERTS & COUNSEL

None of the experts or counsel named in the prospectus has an interest in Millennium that exceeds $50,000.00.

DESCRIPTION OF BUSINESS

General Description and Development of Business

Unless otherwise noted, all dollar references are in U.S. Dollars.

On June 2, 2000, Millennium Capital Venture Holdings Inc. was incorporated under the laws of the State of Delaware. On June 26, 2001, the sole shareholder of Millennium sold its shares to Bruno Desmarais, who thus became the sole shareholder, officer and director of Millennium. Mr. Desmarais commenced looking for an acquisition candidate for Millennium.

In May 2002, Millennium appointed 4 additional members to its Board of Directors, two of whom shortly thereafter resigned. In May 2002, Millennium entered into a share exchange agreement with The Guitron Corporation, whereby it was contemplated that Millennium would acquire all of the issued and outstanding shares of common stock of The Guitron Corporation. As part of such agreement, Millennium agreed to appoint two of The Guitron Corporation's Board of Directors to the Millennium Board of Directors. Such directors were Richard Duffy and Edward Santelli. In July 2002, the parties agreed to a cancellation of the share exchange agreement and Messrs Duffy and Santelli voluntarily resigned from Millennium's Board of Directors. (Check Item 6 of Form 8-K)

Millennium's principal executive office is currently located at 9348 Basile Routhier, Montreal, Quebec, Canada. H2M 1T8. The telephone number is 514-258-6441.

General Business Plan

Millennium was formed to seek, investigate and, if such investigation warranted, acquire an interest in business opportunities presented to it by persons or firms who or which desire to seek the perceived advantages of an Exchange Act registered corporation.

On March 24, 2003, Millennium acquired all of the issued and outstanding shares of Mada Multimedia Inc., a Quebec corporation ("Mada"). Mada is in the business of designing, producing and marketing multimedia applications in the financial education sector. Mada also offers training courses and simulations in the stock trading sector. In connection with the acquisition, Millennium's largest shareholder, and its President and member of the Board of Directors, Mr. Bruno Desmarais, granted Mada's sole shareholder, Mario Drolet, an option to purchase 2,000,000 of the shares of Millennium owned by Mr. Desmarais for $350,000. Pursuant to the Share Purchase Agreement, Mr. Drolet may appoint two individuals to Millennium's Board of Directors. As of the date of this filing, Mr. Drolet has not made either of such appointments. Millennium purchased Mada for $1,000. Mr. Drolet's reason for selling Mada to Millennium for only $1,000 while taking an option on 29% for Millennium for $350,000 is based on the market value of public corporation, such as Millennium, that don't have any current operations. Moreover, becoming a subsidiary of Millennium could assist Mada in its efforts to raise capital for its operations.

Millennium conducted a private placement of common stock during the first quarter of 2003 in which a total of $42,500 was raised from the sale of 850,000 shares. The funds from this offering were used for ongoing operations of Millennium.

Millennium's Business

Millennium's business operations are currently conducted through its wholly-owned subsidiary, Mada. Millennium was specifically formed for the purpose of acquiring and holding an operating company.

Mada's Business

  Business Development

Millennium Capital Venture Holdings Inc. operates through its wholly-owned subsidiary, Mada..Mada predominantly operates in the multimedia industry, developing, producing, marketing and selling financial tools to general public. Millennium was incorporated under the laws of the State of Delaware on June 2, 2000. Mada was incorporated under the laws of the Province of Quebec on December 11, 1997.

In 1996, Mada's president, Mr. Mario Drolet, designed and produced a pit trading simulator on derivative securities. The pit trading simulator was called Le Jeu de La Bourse (meaning "the Exchange Game" in English) and was a real life scenario on derivatives. Twelve participants take places in a special pit and trade Canadian dollar futures. A video teaches the players all the basic rules of the game. A market maker, played usually by Mario Drolet, acts as a major participant in the game in which the twelve participants buy and sell to the market marker. From 1996 to 1999, Mr. Drolet used this simulator in many events throughout the Province of Quebec. This simulator was particularly used by the Montreal Stock Exchange on many occasions such as bond traders parties, commerce games, International Conferences on Options and Futures, the 125th anniversary of the Montreal Stock Exchange and within the Montreal Stock Exchange's visitor gallery. These presentations were done within a company that Mr. Drolet owned known as Mada Formation.

The experience of building this simulator and the knowledge acquired from the public's exposure to it gave Mr. Drolet the basis to develop a new simulator "Market Mania". In 1999, Mr. Drolet, along with Mr. Pierre Provost, decided to build a program that would teach stock trading skills in an electronic format. During 1999, Mr. Drolet and Provost commenced design work on the product and completed an initial business plan for a product referred to as Market Mania.

Mr. Drolet did all the basic work regarding the conception of the educative part of the program and also designed all the simulation games. Mr. Drolet also used his contacts developed from 13 years in the financial markets to try to introduce the product .Mr. Drolet's contacts include various companies and people in the brokerage industry, television, newspapers, government, the Quebec Securities Commission, the Canadian Securities Institute and certain educational institutes.

Mr. Provost did a significant amount of the work associated with the writing of the business plan and conducting research regarding the marketing of the product. Mr. Provost also acted as the project manager for the production of the CDROM. In 2002, Mr. Provost left Mada to launch his own import-export business.

Mada hired Mr. Romy Belanger as head of its sales and marketing throughout the Internet community. In 2001, Mada decided to change its strategy from selling the product on the Internet to a conventional distribution system. At that point, Mr. Belanger elected to leave Mada.

The project was presented to the Investissement Quebec (programme declic pme). As a result of this presentation, Mada received a loan of CDN $100,000 in December 2000. The loan proceeds were used to produce Market Mania CD-ROMs. Mada retained the services of various consultants and design firms to assist in certain aspects of the production of the product. The project was completed and ready for commercialization in September 2001 and was initially launched in January 2002 at the Salon de l'epargne.

During 2002, Mr. Drolet introduced the Market Mania product at securities courses that he taught throughout the Province of Quebec. As a result, a total of approximately 200 units of the product were sold. Such sales were done without demonstrating the product or showing a simulation. Mr. Drolet sold the units personally when he undertook a tour throughout the major cities of Quebec teaching a course for the Canadian Securities Institute called "Market Psychology and Technical Analysis". At the beginning of each course, Mr. Drolet introduced Market Mania to the students. At the end of the class he sold the product to the students. The purchase of the product was not a requirement of the course curriculum.

Market Mania presently runs on Microsoft Windows 98 and 95. Mada's plan for 2004 is to redevelop the product to run on the Windows© XP ad NT operating systems, to update the library with new simulation games and release the product in a conventional distribution system. Mada estimates that it will need $50,000 to accomplish these objectives. Such amount will pay for redevelopment so that product can run on Windows© XP ad NT operating systems, conversion of the library, updating the software, a $12,000 advertisement and product placement campaign in Le Journal de Montreal (which is a 2 million daily reader newspaper), $15,000 for packaging design and printing, $4,500 to create a working demonstration version of the product to be made available on-line and $3,500 for Internet publicity.

Mada also plans on hiring one (1) or two (2) employees this year, subject to having available funds. One of such employees would be focused on Mada's sales and marketing efforts.

One of the reasons that Mr. Drolet decided elected to develop this educational product was that he believed he could acquire financing from the Provincial government of Quebec. Mada did in fact qualify for the program known as "Declic PME" and through that program obtained a loan from the CIBC Bank on October 5, 2000 in the amount of $100,000CDN. This loan requires monthly payments of $2,000CDN. As at September 30, 2003, Mada has paid down this loan to a principal balance of $53,385. Mada is currently in default on this loan and is negotiating with CIBC to extend the repayment terms and re-commence payments after raising funds from this offering.

Our business strategy is to develop Mada's business in two stages:

  The conception and production of a financial, multimedia, educational product (eg., "Market Mania")

  To develop and produce other products in a multimedia format for financial institutions

Mada is a Quebec company that operates in the region of Montreal. The City of Montreal has a reputation for the development of multimedia applications, which Mada believes gives it some benefits, including the availability of drawing on other multimedia companies' services and expertise. Mada also intends to qualify for government credits for research and development work by renting space within the city.

(b) Current Operations

Currently, Mada's operations consist of looking for financing partners or opportunities so that it can acquire the funding that is needed to finish some additional development work and commence sales and marketing activities. Mada and the Company have collectively met with several potentially interested investors but has been unable to close any investments as the Company is not presently trading. The management of the Company have determined to include in this registration statement a primary offering of shares by the Company to allow it to re-contact investors once this registration statement goes effective. Should Millennium raise the funds under this primary offering, Mada's operations will consist of research and development, business development and sales and marketing.

Since its inception on December 11, 1997, Mada has focused on training of stock-trading personnel. Mada's President, Mario Drolet is not a U.S. registered broker-dealer nor is he currently licensed in Canada to trade in securities for the account of others. Through Mario Drolet, MADA developed and taught several courses for the Canadian Securities Institute and the Association Cooperative de Traders et Investisseurs Financiers, such as

  Courses on by-products (Canadian Securities Institute) - a course which simulated the trading of Canadian derivative on the Montreal Stock Exchange. This was a three hour course given to the management of the Quebec Securities Institute that detailed sign language, market environment and market strategies with the last hour of the course utilizing the "pit simulator" discussed earlier on page 24.

  Initiation courses (Association of Independent Traders of Montreal) - a three hour course given to new traders arriving to the Montreal Stock Exchange from other exchanges to teach them how to trade the Montreal Stock Exchange products.

  This loan accrues interest at a variable rate equal to prime rate plus 1.75 points, per annum. Monthly payments of $1.667, are required, commencing on December 23, 2002 and terminating on October 23, 2005. This loan is secured by up to $100,000 CDN worth of stocks and intellectual property owned by Mada. The loan is personally guaranteed by Mada's President, Mr. Mario Drolet. This loan is also 80% guaranteed by a governmental guarantee from Guarantee Quebec, a provincial agency of the Quebec government.

  Courses A1 and A3 (Montreal Stock Exchange) - Course A-1 was a course given by Mr. Drolet and the Montreal Stock Exchange. It was an hour and one-half course introducing a market simulation with the "pit trading simulator" discussed earlier on page 24.

  Course A-3 was a course given by Mario Drolet and the Montreal Stock Exchange. It was a 30 hour practicum for new firm traders and phone clerks introducing market environments, market participants, market strategies and hand signals.

  Private courses:

-"Become a Floor-Trader"(Montreal Stock Exchange) - a course on Canadian derivatives given by Mario Drolet to individuals wanting to become floor traders. The course was taught during a real session of trading at the Montreal Stock Exchange and taught the participants how to protect their capital while trading.

- "Become a Day-Trader" - a course given by Mario Drolet to individuals wanting to become day traders. The course was given on the floor of the Montreal Stock Exchange from 15:00 to 16:30 to teach the trading systems and technical analysis of trading.

5) Courses: "Market Maker" (Association coopérative de traders et investisseurs financiers) - a three hour course taught by Mario Drolet with the Association of Traders and Investment Bankers on the role of market makers in the stock market. The last hour of the course introduced the "pit simulator" discussed on page 24.

In the course of the year 2001, Mada developed a multimedia application for stock-trading simulations: "Passion boursière / Market Mania", an educational tool which Mada planned to commercialize during the year 2003, however due to a lack of adequate working capital Mada has delayed commercialization plans until 2004 and such plans will be subject to the ability of Mada to raise the required funds for commercialization estimated to be $50,000.

Mada's mission has two sectors:

1) To develop the activities in the production of multimedia applications sector. One of Mada's priorities is the marketing of its educational game tool: "Passion boursière/Market Mania" Version 1 and the production of "Passion boursière/Market Mania" Version 2.

2) To consolidate its activities in the financial sector by developing multimedia applications for financial training (securities industry).

The following table illustrates the activities that must be undertaken by Mada to reach profitability. This is not meant to be a comprehensive or detailed table of all steps and all contingencies but as an general description of where Mada currently is at in its business development.

Activity	Time Necessary	Desired Result	Conditions	Financing Necessary
Update CD-ROM program; set-up internet demo and design packaging	One (1) month	Program will run on XP and NT operating systems; can demo the program on-line	None	$34,500
Commence initial sales	Four (4) months	Sell a total of 5,000 units	Successful advertisement and distribution in local stores; price of $19.99 per unit	$15,500
Wider distribution	Unknown	Enter into agreements with distributors in Canada, the U.S. and Europe	Success of initial sales	$70,000 (salary, travel and other expenses)

We believe that the launch of Market Mania will include updating the CD Rom at a cost of $7,000, which will include updating the scenario and contents. We will need to remake the actual message on the jewel case of the CD-ROM, which will have an approximate cost of $3,000. Once these two items are completed we will need to prepare for the product launch in Quebec which will require that we sign an agreement with DLL Press for printing and design of a store presentation rack at an approximate cost of $9,000. We will also need to get our Internet site up and running and to beta test the demo prior to launch. This is estimated to cost $3,000. At that time, the website will offer free demonstrations and also free downloads. We will need to get our 1-800 line operational at an estimated cost of $1,500 and print 5,000 CD-ROMs at a cost of $5,000. We plan to launch an advertising campaign with a financial magazine in Quebec at an estimated cost of $6,000.

Once we have commenced the initial distribution of product into the stores we intend to support the product with marketing. This will include travel to find new distributors in the United Statement and Europe.

Mada believes that if it sells 5,000 units in the first four months that it will be able to attract distributors with the expertise and ability to give the product a wide distribution through Canada, the U.S. and Europe. We plan to use conventional distribution systems via retail stores and the use of other Internet sites and publications to reach public markets.

We are not aware of any license that is required to train registered broker-dealers or traders in Canada, the U.S. or Europe.

We expect that after we have accomplished the above product development and marketing that we would start work in September 2004 on Version 1 to make it downloadable on the web.

All of the above plans will be contingent upon raising the necessary dollars to undertake the work under the plan, we cannot at this time accurately estimate when we will be able to commence operations but we have put all operations on hold until we receive a minimum of $50,000 from this offering.

We have made presentations to one Quebec distributor, DLL Presse, to set up a campaign with their stores to sell our product. DLL Presse has expressed an interest in representing the product and placing our CD-ROM in their stores and libraries. DLL Presse has also indicated that they have connections with universities and colleges throughout Canada that could be introduced to us, if DLL Presse agrees to act as our distributor. We will need to present DLL Presse a plan for product support and have fund available for in-store presentation racks in order to progress our discussions further. We do not have any assurances or commitments from DLL Presse that they will act as our distributor. Other methods and contacts that we intend to explore for distribution of our product includes large department stores, such as Wal-Mart, and financial institutions.

We do not feel that we can undertake further discussions with this distributor and any new potential distributors until we have raised the capital required to support the product, estimated to be a total of $100,000 to $125,000.

Description of Products And Services

"Passion boursière/Market Mania" is a product concept that, as far as Mada is aware, is not utilized in other educational games or programs. Conceived on CD-ROM support, it is used as an educational tool combining financial education and stock-trading simulations. The educational aspect introduces participants to the stock-trading mechanisms, the actors, certain determining events, and the various types of analyses, to then introduce the customer to trading by way of simulations. The participant is therefore called upon to trade securities on known stock-exchanges. Simulations are based on the reality of the world of electronic trading systems. This interactive multimedia tool allows the participants to learn about the world of stock-trading. During the game, the players will be able to trade products such as commodities, currencies and shares.

"Passion boursière / Market Mania" is a CD-ROM conceived for computers compatible with PCs. It combines video, sound, colour, animation and drawing. It introduces the participants to stock trading and has them live it, having a simulation which permits participants to become a true professional negotiator, with a portfolio of $500,000. The game allows the player to recreate the atmosphere of an electronic negotiation system, and to participate actively in transactions. The CD-ROM contains 18 simulations of stock-trading games. Furthermore, the participants will be able, after the purchase of the CD-ROM, to download monthly a new simulation from our Internet Site.

MADA will also offer a 1-800 line in order to offer its clientele the best possible after-sales service. We expect that this service will be assumed by GPI Communications but we do not have any agreements to that effect at this time.

Production

The production of a multimedia application can be broken-down into 4 phases, namely pre-production, production, post-production and duplication/packaging. This discussion relates to Version 1 of Market Mania.

The pre-production phase is where the general parameters of the project are defined, namely, the contest sources and the principal characteristics of the project: the logic of the progress of the production, the visual aspect of the interface, the type of data to be integrated, etc. The result of this stage is in fact comparable to a guiding plan (blueprint) which leads to the creation of a prototype.

The Production phase is where the interactive program will be conceived, according to the prototype specifications. This phase includes 2 main stages, namely the preparation of data and the programming. During the preparation of data, all of the information has to be created: sound recording, composition of the text, video images and photos, creation of illustrations and computer generated animation and the conversion, digitalization and compression of the contents into a common format.

The post-production phase consists of organizing the video, the graphs, the text and the animation to create a presentation. The pictorial presentation is assembled, the soundtracks are added to the visuals and the interactive program is completely developed. At the end of this stage, we obtain the Beta 2 Version (the master copy).

The duplication and packaging phase is the last phase before the product is commercialized. From the master copies, we proceed with the duplication of video cassettes and CD-ROMs. Finally, this last phase also consists in planning the packaging of the product. It is to be noted that part of the work will be done by Mada Multimedia; however, the majority of the work connected with the production stage will be done by sub-contractors.

Mr. Drolet does not have formal experience in these four phases of production. However, Millennium and Mada believe that Mr. Drolet can surround himself with people that are capable in these phases by hiring subcontractors. Mr. Drolet and Mada have already established contacts with people or companies that can provide services to update CD-Rom program, establish Mada's website with functions such as free demos and downloaded programs, provide marketing and sales assistance and provide introductions to retail stores.

Upon securing the funding of $50,000 referred to in the table above, Mr. Drolet will devote 100% of his time to Millennium, Mada and Mada's operations. Approximately 20 % of his time will be spent in research and development to build the Version 2 of Market Mania to be ready for late 2004.

The difference between Version 1 and Version 2 will be the content. Version 1 introduces the progress of a stock, the market players with an introduction to the principals of stock market analysis. It has features about market gurus, an analysis of the crash of high-tec stocks, market simulations based on events such as the 1987 crash and a training session in a virtual school with 18 market simulations. Version 2 will include an introduction to technical analysis, the gold market, the options market, how to use self-directed registered retirement plans to trade in the stock market and 30 market simulations in regard to these items.

Version 2 will not launch until 6 months after the launch of Version 1. It will not replace Version 1 but will complement Version 1.

Mada has completed all four (4) phases of production for Version 1 of the Market Mania product, except for some minor updating of CD-Rom program to run on Windows XP and NT operating systems. This update will take approximately one month to complete. Mada will also need to do some work in designing the packaging for the product, however this is not anticipated to cause any delays in releasing the product.

Future Products and Services

If the reception of "Passion boursière / Market Mania" is favourable, Mada plans to develop Version 2 of the game, during the year 2004. Mada will also offer its services as producer in order to develop multimedia applications in the financial training sector. These applications will be adapted to the needs of corporate customers.

Marketing Strategy

Mada expects to sell the Market Mania product through the conventional distribution system with the help of print advertisements with newspapers and also television advertisements. Mada will focus on the Quebec and Canadian markets and commence as follows:

- Launch Market Mania in the first month from obtaining $50,000 in financing, using advertisements and product placements in the Le Journal de Montreal.

- Distribute the Market Mania product to the larger stores through conventional distribution system and distributors that have indicated an interest in selling the product. At this time, no formal distribution agreements have been entered.

- To support the Market Mania product with advertisements in strategic newspapers and articles reviewing the product in financial newspapers. Mada has received verbal indication of support from financial newspapers, but it has no guarantees or strong assurances that such articles will be published.

In the United States and Europe, Mada intends to enter into agreements with local distributors for distribution of the Market Mania product. Mada's ability to attract the interest of distributors in the United States and Europe will be based on the track record and level of success of Market Mania in Canada. Therefore, Mada believes that it must be successful in Canada in order to enter into the U.S. and European markets.

Games: Mada's objective is to commence sales immediately upon receiving the required funding ot $50,000 to all the product to get ready for launch. Since Mada does not currently have any purchase orders or a track record of sales, there is no basis to believe that any units will be sold or to provide any projections of sales. Mada will have to be able to succeed on the following plan for distribution of the Market Mania product:

- As soon as the first $50,000 of working capital is available, the Market Mania CD-ROM program will be updated to run on Windows XP and NT operating systems and released immediately thereafter in Quebec.

- Assuming the funding is received by January 31, 2004, then from March to June, 2004, Mada will identify and work with potential distributors in Canada and the United States who will sell the product commercially. To date, Mada has made contact with a potential distributor in Canada, DLL Presse, to set up a campaign with their stores to sell our product. DLL Presse has expressed an interest in representing the product and placing our CD-ROM in their stores and libraries. We need to present them with our plan for product support and with the money to set up presentation racks for the stores in order to progress this discussion further.

- Locate distributors in Europe, focusing mainly on England, during June, July and August of 2004 and commence sales in England and the United States in the fall of 2004.

Targeted Markets

The market targeted for "Passion boursière / Market Mania" is comprised of three main segments: the general public, the educational sector and the institutions connected in some way to the finance environment. Our first market segment, the general public, consists generally of "Casual Gamers", who own a computer with a CD-ROM. The targeted customers are, for the most part, adults (30-65 years) who have an interest in the stock-trading and investment environments.

The second segment is the educational sector. Most secondary schools offer introductory courses in business and most colleges and universities have training programs in finance, economy or business in general. In Canada, the last report from the Council of Ministers of Education, counted 135 universities, 277 schools and 3,603 secondary schools. As for the United States, the Ministry of Education counted 35,269 secondary schools, 4,009 colleges and 2,385 universities. Management believes that the CD-ROM "Passion boursière / Market Mania" will interest pupils and professors, who will find in it an educational and entertaining complement to the theoretical courses. Management believes there will be such interest in the product because Market Mania combines two concepts: first, it is an educational tool and provides the mean for people to learn how to invest and protect capital invested in the stock market related; and second, it includes games in which the user can practice the strategies that are taught by the program. Mada has had preliminary discussions with UQAM (Université du Quebec à Montreal) to provide 93,000 units to high school students. Mada has also had initial discussions with the Ministere of Finance of Quebec to seek their interest in our product.

The last market segment consists of the group of stock traders and institutions connected to the financial sector in North America. Internet search engines include several lists of institutions connected to the finance sector. For example, Yahoo has identified more than 23 Canadian banks, 253 American banks and more than 39,996 consulting firms working in the finance sector in North America. Furthermore, the Stock Exchanges Worldwide Links count 5 Canadian stock exchanges and 12 American.

On the geographical plan, we have as an objective, to pierce, at first the Quebec and Canadian markets, before turning towards the American market. It should be noted that the East Coast states and California are priority markets for Mada Multimedia. Western Europe is also a market potentially attractive for "Passion boursière / Market Mania". To the date of this registration statement we have had contact and preliminary discussion with the following financial institutions:

- T.D. Waterhouse - presentation of our product.

- Financiere Banque Nationale - contact and discussion of products

- Desjardins Securities - presentation of our product

- E-Trade - presentation of our product.

Until such time as our product is market ready we will not be able to make any further progress with these potential users of our products.

Description of our main competitors

Following an evaluation of the products of about thirty Quebec companies working in the multimedia video game sector, we noticed that not one among them produced simulation educational stock-trading games, such as "Passion boursière / Market Mania". On the other hand, we listed, on Yahoo!, about thirty stock-trading simulation games. Most of these listed were conceived by American firms and are on-line versions. Mada is of the opinion that none of these games provide the same combination of a practical learning tool for risk management of a portfolio of securities with an entertainment or gaming concept. Clearly, however, most companies that do offer a stock-trading simulation have far greater resources than Mada that enhances such companies' abilities to penetrate markets, secure advertising, attract distributors and retailers and further develop their products. This gives such companies a distinct and significant advantage over Mada's product.

Strategy for the Establishment of Price

Mada Multimedia will opt for a price strategy of "market penetration". This strategy aims to appropriate market share by offering products at prices which are slightly under the average market prices. According to a small inquiry which we made with distributors and retailers, the retail price for a video game on PC support (CD-ROM) varies between $50.00 and $75.00 per unit (for a novelty). "Passion boursière / Market Mania" Version 1 will be sold in a box in its CD-ROM version for $20.00 Canadian, or $14.00 US plus shipping and handling. However, Version 2 will be sold for $40.00 Canadian or $26.00 US plus shipping and handling.

Currently, Mada's demonstration program is not available on-line. Therefore, part of the funds of $50,000 targeted for updating the program includes putting a demonstration unit on Mada's website. Buyers of the CD-ROM program will be given a serial number that will enable them to download a new simulation game every month from the website. It is hoped that this additional feature will enhance the value of the product.

Promotion Strategy

Mada Multimedia will use four (4) several promotional tools to make known "Passion boursière / Market Mania" to its targeted clientele.

1. Internet : Our e-marketing strategy will rest on three major elements: Mada's Web Site, the advertising investment for the Internet and our targeted clientele's requests by e-mail.

- Mada Multimedia's Website: The development and preservation of a visibility on the Internet is without a doubt a priority in our marketing strategy. The development of a website will allow Mada to promote its products and services, while offering its clientele relevant information which is constantly updated by our personnel. We intend to construct our website so as to optimize where one finds various types of information: description of Mada, products and services, personnel and contacts, free downloadable demos, list of relevant links to the financial sector, multimedia and video games. We shall also see to the installation of an e-trade link (application of the I-WEB Group) to allow our clientele to order and purchase "on-line" "Passion Boursière / Market Mania". Finally, Mada will endeavor to list its website on the main search engines or on the reference sites. This method will allow us to increase our website's visibility.

- Investment and Advertising Agreements on the Web: Mada intends to purchase advertising space on websites, which we anticipate are frequented by our targeted clientele. We will also target reference sites in the business and finance sectors, such as Webfin. Mada intends to locate a firm or firms that have expertise in the placement of investment advertising on the Internet, in order to establish an alliance which will allow us to promote our products on-line to audiences in Canada, the United States and Europe. Mada will also proceed with the exchange of links with the websites of various organizations working in the financial and stock-trading sectors: the main stock market sites worldwide, brokerage firms, banks and consulting firms.

- Direct Solicitation on the Internet : Mada Multimedia also intends to seek its targeted clientele for its product "Passion Boursière/Market Mania", by e-mail (prospecting letters and advertising documents). Mada intends to develop a list of targeted clientele through presentations, meetings with brokers and holding seminars. Also lists of potential clients can be bought from marketing agencies.

In conclusion, we wish to underline that 74% of Canadian multimedia producers promote their products through the Internet. This is explained by the strong penetration of the Internet on the Canadian market, as much for personal, as for commercial ends. According to the last report of Internet Planner 2000 by the firm AC Nielsen, in October, 1999, 49% of Canadians 12 years and over, were on-line.

2. Promotion by Shareware: In order to increase the visibility of the game, Mada Multimedia would be interested in distributing for free, or for a very low price, and as a CD-ROM, a partial version (a demo) of "Passion boursière/Market Mania". This strategy would allow the players to try the game and to order the complete boxed version afterwards.

3. Promotion and Electronic Media: Mada Multimedia is presently negotiating with the producers of a financial news radio show on channel CJMS730 in Montreal for the right to promote "Passion boursière / Market Mania" during its broadcast.

4. Fairs and Events: Mada Multimedia also intends to participate in several trade fairs connected to the financial sector or to that of video games. We shall target events in Canada (Quebec, Ontario and British Columbia) and in the United States (the East Coast states and California), which will interest our clientele and cover our targeted markets. Participation in these events will allow us to present "Passion boursière / Market Mania", to wrap-up business connections, to study the market advantageously, to learn more about our competitors and their products, and, naturally, to realize sales.

Patents

Millennium owns no patents and no Internet domain names. Mada owns the domain name www.market-mania.net.

Employees

Millennium has no full-time or part-time employees. Mr. Drolet, the sole officer of Millennium, currently provides a portion of his time to the activities of Millennium and Mada without compensation. Upon Millennium obtaining additional financing of $50,000, Mr. Drolet will commit all of his time to Millennium and Mada. Mada expects to hire two (2) additional employees during the next 12-month period, which will be financed from sales of units.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Certain information in this Prospectus, including the following discussion, may include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934. Millennium intends the disclosure in these sections and throughout this Prospectus to be covered by the safe harbor provisions for forward-looking statements. All statements regarding Millennium's expected financial position and operating results, its business strategy, its financing plans, and the outcome of any contingencies are forward-looking statements. These statements can sometimes by identified by Millennium's use of words such as "may", "believe", "plan", "anticipate", "estimate", "expect", "intend", and other phrases of similar meaning. Known and unknown risks, uncertainties and other factors could cause the actual results to differ materially from those contemplated by the statements. The forward-looking information is based on various factors and was derived using numerous assumptions.

At present Millennium has a small amount of revenue from the operations of its wholly owned subsidiary, Mada. It is imperative that working capital be acquired for Millennium and Mada, as Millennium presently does not have sufficient funds to continue operations.

GENERAL

During the fiscal year ended 2002, Millennium did not have any operations as it was looking for an acquisition candidate. At present, Millennium earns minimal income from the operations of its subsidiary, Mada. Other than the acquisition of Mada and one stock issuance to meet Millennium's ongoing overhead, Millennium was not conducting business until recently. Management is seeking to raise working capital for Millennium with this offering, as Millennium will not have sufficient funds to continue operations. Capital from equity issues or borrowings will be required to fund future expansion of Millennium's business. Therefore, the audited financial statements for the fiscal years ended December 31, 2002 and 2001 included with this Registration Statement, are not necessarily indicative of Millennium's future operations. All dollar references in this section and in our financial statements are in U.S. dollars.

Millennium's current cash and liquid resources in the amount of $23,554 are insufficient to meet the operating obligations of Millennium or to launch Mada's educational products. Millennium believes that it will need $500,000 to meet its operating expenses for the next twelve months, which includes the expenses of launching Mada's products, as described above under "DESCRIPTION OF BUSINESS".

Millennium is attempting to raise the $500,000 by way of this prospectus offering. If these funds are not raised, it is believe that Mada's launch will not be successful and operations may have to cease until the required funding is met. Millennium currently does not have any other plans or prospects for raising capital.

Mada currently does not engage in day to day operations, as it is waiting on the required funding before it can go any further with it business plan. Mada's President, Mr. Mario Drolet, essentially is attempting to maintain the contacts he previously made regarding Mada's product so that upon achieving the funding that it is looking for, Mada will be able to use such contacts to further its business.

SUMMARY PRO FORMA FINANCIAL DATA

The following information is based on Millenniums unaudited consolidated financial statements as of September 30, 2003 and Millennium's audited financial statements for December 31, 2002 and historical financial statements as of December 31, 2001.

Statement of Operations Data & Statement of Operations for period from 2001:
	NINE MONTHS ENDED SEPTEMBER 30, 2003	FISCAL YEAR ENDED DECEMBER 31, 2002 Pro forma	FISCAL YEAR ENDED DECEMBER 31, 2001
Net Sales	$-	$31,609	$-
Loss from operations	($35,169)	($112,226)	($120,894)
Net Income (loss)	($35,169)	($112,256)	($120,924)
Net Income (loss) per common share	($0.005)	($0.02)	($0.02)
Weighted average common shares outstanding	6,797,070	5,728,767	5,728,767

Balance Sheet Data & Balance Sheet for December 2001 and 2002 and September 30, 2003

	September 30, 2003	December 31, 2002	December 31, 2001
Cash and cash equivalents	$23,554	$ -	$-
Accounts receivable	$6,646	$4,435	$-
Loan receivables	$20,589	$27,198	$-
Other assets	$-	$ 183	$-
Software	$-	$33,485	$-
Goodwill on acquisition	5,680	$-	$-
Development costs	$37,337	$-	$-
Total assets	$93,969	$ 65,301	$-
Total stockholders' equity	($13,653)	$ (20,984)	($20,984)

RESULTS OF OPERATIONS

Revenues

The Company has 6,850,000 shares of its Common Stock outstanding. Millennium has no operating history and no material assets. As at December 31, 2002 and 2003, Millennium had $-0- in cash. As at September 30, 2003, Millennium had $23,554 in cash, $6,646 in accounts receivable and $20,589 in loans receivable.

Expenses

We incurred an operating loss of ($120,984) for the year ended December 31, 2003, compared to an operating loss of ($30) for the year ended December 31, 2002. This increase in our operating loss was primarily attributable to an increase in our operating expenses to $120,894 while we had no operating expenses during the year ended December 31, 2001. The following table provides a breakdown of operating expenses by category for the fiscal year ended December 31, 2002 and the nine-month period ended September 30, 2003.

General Operating Expenses

	9-MONTH PERIOD ENDED SEPTEMBER 31, 2003	FISCAL YEAR ENDED DECEMBER 31, 2002
Legal and accounting	20,122	34,439
Consultancy fees	-	71,909
Administrative fees	15,047	14,546
TOTAL	35,169	120,894

Operating Expenses Incurred in Fiscal Year 2003 Consulting fees were incurred for services provided by third parties on behalf of Millennium and Mada in areas of legal, computer programming, marketing, computer technology, design, production, sales, distribution, and packaging. Legal fees of $32,835 were incurred during such period for preparation of Millennium's public reporting obligations under the Securities Exchange Act of 1934. Accounting fees of $1,604 were incurred in connection with the auditing of Millennium's financial statements for fiscal year 2002 and subsequent interim periods. Administrative fees of $14,546 were incurred for manual labor to move into new headquarters and secretarial services.

Operating Expenses Incurred in 9-Month Period Ended September 30, 2003

Legal and accounting fees of $20,122 were incurred during the nine-month period ended September 30, 2003, compared to $28,458 for the same period from the previous year. Administrative expenses of $15,047 were incurred during the nine-month period ended September 30, 2003 compared to $13,310 for the same period from the previous fiscal year.

Millennium expects that it will incur an increase in legal and administrative expenses during fiscal year 2004. This will be caused by the re-commencement of operations by Millennium's subsidiary, Mada Multimedia, which will focus on the launch of its first product, Market Mania. Millennium also expects to incur other expenses such as salaries and wages, consulting fees, travel and entertainment, professional fees for updating the Market Mania program, packaging, distribution and marketing expenses. Expenses related to the launch of Market Mania are discussed above under "DESCRIPTION OF BUSINESS - Mada Business - (b) Current Operations". Millennium cannot at this time estimate expenses related to salaries and wages and consulting fees until after completion of the offering of Millennium's securities under this prospectus and Mada's operations actually commence.

Plan of Operation.

The following plan of operation for the company covers the twelve (12) month period commencing from the date of this annual report.

As indicated above, as of September 30, 2003, Millennium has only $23,554 in cash. The Company has no other sources of financing or means of meeting its cash requirements and is therefore conducting a public offering of its securities to raise up to $500,000.

The Company has no intention of conducting product research and development, purchasing any plant or significant equipment or making any significant changes in the number of employees during the next twelve (12) month period. If the Company is successful in achieving its financing plans for its newly acquired subsidiary, Mada Multimedia Inc., the Company would anticipate that up to 3 employees will be hired to assist in the operations of Mada Multimedia. As of the date of this annual report, there is no basis to believe that such financing will be achieved at any time.

LIQUIDITY AND CAPITAL RESOURCES

Sources of Cash

The major sources of cash flow from June 2001 to September 30, 2003 were a private placement and a shareholder's loan.

In January 2003, Millennium conducted a private placement of its securities under Rule 506 of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act of 1933. From this private placement, Millennium raised $42,500 from the sale of 850,000 shares of its common stock, par value $0.001. During the first quarter of fiscal year 2003, Millennium used $11,558 of these funds to pay for administrative expenses, $3,691 for consultancy fees and $794 for accounting, auditing and legal fees.

Since becoming Millennium's major shareholder in June 2001, Mr. Bruno Desmarais has loaned an aggregate of $7,010 to Millennium, which is carried on Millennium's financial statements as a shareholder's loan. This loan has been made without the execution of any loan agreement or other document and currently has no repayment terms or terms regarding accrual of interest. This loan is also unsecured.

If we are successful in raising at least $50,000 form this offering, we expect to re-commence Mada's operations. In that event, the expenses of Mada will increase during fiscal year 2004 over those incurred during fiscal year 2003.

We anticipate that we will be required to raise additional funds to finance our plan for the operations of Mada through the next twelve months. See "PLAN OF OPERATION", above. Our principal source of capital has been equity financing from investors. Meeting our future financing requirements is dependent on access to equity and debt capital markets. We may not be able to raise additional equity when required or on favorable terms that are not dilutive to existing shareholders or obtain loans that have terms and conditions that Millennium can perform under.

Current Cash Position and Historical Changes in Cash Position

As of September 30, 2003, we had a working capital deficit of $56,833, compared to a working capital deficit, as of December 31, 2002, of $20,984. This increase in our working capital deficit was caused by the addition of $53,385 in current portion of long-term debt owed by Mada and on an increase in accounts payable from $13,821 to $52,926. Our increase in accounts payable was caused by Millennium incurring auditing fees of $9,925 and legal fees of $21,717 associated with the preparation of the registration statement of which this prospectus is a part and other public reporting obligations and Mada incurring professional fees of $4,614, interest and bank charges of $914, interest on long-term debt of $4,759, rent of $769 and auto expenses of $1,538.

Such increases in current liabilities were potentially offset by an increase in cash of $23,534 which was the result of the sale of $50,000 shares of stock for $42,500; an increase in loans receivable from zero to $20,589, which was a loan receivable carried over from the balance sheet of Mada on its acquisition; and an increase in accounts receivable from zero to $6,646, which is a receivable from the government of Canada for goods and services taxes which is a receivable to the company for goods and services that it paid tax on.

Our cash position as of September 30, 2003 was $23,554, as compared to $-0- as of December 31, 2002. Cash used in operating activities decreased by $3,852 to $2,489 for the nine-month period ended September 30, 2003 as compared to the same period in 2002 due to a decrease in net losses from operations. During the nine-month period ended September 30, 2002, we had net losses from operations of ($113,677), compared to net losses from operations of ($35,169) during the nine-month period ended September 30, 2003.

Cash generated by financing activities increased by $41,365 for the nine-month period ended September 30, 2003 as a result of a private placement of 850,000 shares of common stock which generated $42,500 in cash.

Investing activities used cash of $43,180 in the nine-month period ended September 30, 2003 compared to no cash generated or used in the same period in 2002. The reason for the increase in cash used was the acquisition of Mada Multimedia in March 2003.

Off-Balance Sheet Arrangements.

The Company, as of the original date of this report and as of the date that this amended report is filed with the SEC, has no off-balance sheet arrangements.

DESCRIPTION OF PROPERTY

Principal Plants and Other Property

Millennium's real estate holdings are limited to office space located at 9348 Basile Routhier, Montreal, Quebec, Canada. Millennium is provided office space by one of its officers and directors, Mr. Bruno Desmarais. Presently there is no charge to Millennium and no written agreement for this office space, which serves as Millennium's administrative headquarters and consists of approximately 1,000 square feet. Mada's offices are located at this same office.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

On June 2, 2000, Millennium issued to 5,000,000 shares of its common stock to DotCom Internet Ventures Ltd. in exchange for services rendered to Millennium valued at $500. Mr. Tay, who at that time was the president and sole director of Millennium, was the sole director and controlling shareholder of DotCom Internet Ventures Ltd. Due to such relationships, DotCom Internet Ventures and Mr. Tay are regarded as founders of Millennium. The services rendered to Millennium by DotCom Internet Ventures consisted of the incorporation, organization and formation of Millennium.

Since becoming Millennium's major shareholder in June 2001, Mr. Bruno Desmarais has loaned an aggregate of $7,010 to Millennium, which is carried on Millennium's financial statements as a shareholder's loan. This loan has been made without the execution of any loan agreement or other document and currently has no repayment terms or terms regarding accrual of interest. This loan is also unsecured.

On April 22, 2003, Millennium's President and sole member of the Board of Directors, Mr. Bruno Desmarais, loaned to Millennium $1,000 to close the acquisition of Mada Multimedia. This amount is included in the loan description in the immediately preceding paragraph.

COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Millennium's common stock is not now traded, but upon effectiveness of this Registration Statement and clearance of any comments issued by the Securities and Exchange Commission regarding this Registration Statement, Millennium shall apply for quotation on the NASD Over-the Counter Bulletin Board quotation service.

Millennium's common stock will be subject to the SEC's rules that regulate broker-dealer practices in connection with transactions in "penny stocks". Penny stocks generally are securities with a price of less than $5.00, other than securities registered on certain national exchanges or quoted on the Nasdaq system, provided that the exchange or system provides current price and volume information with respect to transactions in such securities. The penny stock rules require broker-dealers, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver standardized risk disclosure documents prepared by the SEC that provide information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock.

Millennium, as of the date of the filing of this Registration Statement, the only outstanding options or warrants to purchase or other securities convertible into common equity of Millennium is an option to Millennium's current President, Mr. Drolet, to purchase up to 2,000,000 shares of Millennium's common stock for 2,000,000. The option was granted by Millennium's largest shareholder, Mr. Bruno Desmarais, and relates to shares of Millennium stock owned by Mr. Desmarais. These options are fully vested and expire on March 3, 2006.

Stockholders

As of the date of this filing, Millennium had 46 shareholders of record of its common stock. A total of 1,000,000 shares could be sold pursuant to Rule 144 under the Securities Act of 1933 subject to certain volume and manner of sale requirements set forth in Rule 144. Rule 144 provides an exemption from the registration requirements found in Section 5 of the Securities Act of 1933. Rule 144 allows for the sale of restricted stock if it has been held for at least one year, is sold by a registered broker-dealer in a market transaction and as long as such sale, along with all other sales made by such stockholder during the preceeding 90 days does not exceed 1% of the issuing company's total issued and outstanding shares.

Dividends

No dividends on outstanding common stock have been paid within the last two fiscal years, and interim periods. Millennium does not anticipate or intend upon paying dividends for the foreseeable future.

EXECUTIVE COMPENSATION

The following table sets forth information for the individuals who served as the CEO of Millennium during any portion of the last 3 fiscal years. No disclosure need be provided for any executive officer, other than the CEO, whose total annual salary and bonus for the last completed fiscal year did not exceed $100,000. Accordingly, no other executive officers of Millennium are included in the table. Millennium currently does not have an employment agreement with Mr. Drolet.

Annual Compensation

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensa-tion Stock	Restricted Stock Award ($)	Securities Underlying Options/SARs (#)	LTIP	Other
William Tay, President and Director	2000	$0	0	0	0	0	0	0
Bruno Desmarais, President and Director	2001	$0	0	0	0	0	0	0
Bruno Desmarais, President and Director	2002	$0	0	0	0	0	0	0

Other Compensation

None; no stock appreciation rights or warrants exist.

Compensation of Directors

Millennium did not pay any compensation services to directors during the fiscal year ended December 31, 2002. Millennium presently has no plans to compensate its directors.

Termination of Employment and Change of Control Arrangements

None.

Key Employees Incentive Stock Option Plan

None.

LIMITATION OF DIRECTORS' AND OFFICERS' LIABILITY AND INDEMNIFICATION

Our Certificate of Incorporation limits, to the maximum extent permitted under Delaware law, the personal liability of our directors and officers for monetary damages for breach of their fiduciary duties as directors and officers, except in certain circumstances involving certain wrongful acts, such as a breach of the director's duty of loyalty or acts of omission which involve intentional misconduct or a knowing violation of law.

Section 145 of the Delaware General Corporation Law, as amended, (the "DGCL") permits us to indemnify our officers, directors or employees against expenses (including attorney's fees), judgments, fines and amounts paid in settlement in connection with legal proceedings if the officer, director or employee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to our best interests. The DGCL also permits us to provide indemnification with respect to any criminal act or proceeding, where our officers, directors or employees had no reasonable cause to believe their conduct was unlawful.

We will not indemnify our directors and officers (a) for any breach of loyalty to us or our stockholders; (b) if a director or officer does not act in good faith; (c) for acts involving intentional misconduct; (d) for acts or omissions falling under Section 174 of the DGCL; or (e) for any transaction for which the director or officer derives an improper benefit. We will indemnify our directors and officers for expenses related to indemnifiable events, and will pay for these expenses in advance. Our obligation to indemnify and to provide advances for expenses is subject to the approval of a review process with a reviewer to be determined by the Board. The rights of our directors and officers will not exclude any rights to indemnification otherwise available under law or under our Certificate of Incorporation.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issue has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

EXPERTS

The audited financial statements of Millennium Capital Venture Holdings Inc. for the fiscal year ended December 31, 2002, have been included in this prospectus in reliance on the report of Grant Thornton, LLC, independent certified public accountants, given on the authority of Grant Thornton as experts in accounting and auditing.

LEGAL OPINION

W. Scott Lawler, U.S. securities counsel, will issue an opinion about the legality of the shares of common stock being registered in this Registration Statement.

PART F/S

MILLENNIUM CAPITAL VENTURE HOLDINGS INC.

INDEPENDENT AUDITOR'S REPORT and

AUDITED FINANCIAL STATEMENTS

DECEMBER 31, 2002 and 2001

And

Pro Forma Financial Statements

as at

December 31, 2002

And

Unaudited Financial Statements

as at

September 30, 2003

Independent Auditors' Report

To the Shareholders of
Millennium Capital Venture Holdings Inc.
(A Development Stage Company)

We have audited the balance sheet of Millennium Capital Holdings Inc. (A Development Stage Company) as at December 31, 2002 and the statements of operations and shareholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on my audits.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2002 and the results of its operations, shareholder's equity and cash flows for the year then ended in accordance with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As outlined in Note 1 to the consolidated financial statements, the Company has no established source of revenue and has not commenced any commercial operations. This raises substantial doubt that its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The financial statements as at December 31, 2001 and for the year then ended were audited by other auditors, who expressed an opinion without reservation on the statements in their report dated January 30, 2002.

Calgary, Canada April 12, 2003	/s/ Grant Thornton LLP Chartered Accountants

Stan J.H. Lee, CPA 2182 Lemoine Avenue Suite 200 Fort Lee, NJ 07024	Tel) 201-681-7475 Fax) 815-846-7550

INDEPENDENT AUDITOR'S REPORT

To the Board of Directors of:
MILLENNIUM CAPITAL VENTURES HOLDINGS, INC.
(A Development Stage Company)
1530 9th Avenue S.E.
Calgary, Alberta. T2G OT7

I have audited the accompanying financial statement of MILLENNIUM CAPITAL VENTURES HOLDINGS, INC. (a development stage company) as of December 31, 2001 and 2000 and for the calendar years then ended. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I have conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provide a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of MILLENNIUM CAPITAL VENTURES HOLDINGS, INC. (a development stage company) as of December 31, 2001and 2000, and the results of its operations and its cash flows for the calendar years then ended in conformity with the U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that MILLENNIUM CAPITAL VENTURES HOLDINGS, INC. will continue as a going concern. As discussed in Note 1 to the financial statements, MILLENNIUM CAPITAL VENTURES HOLDINGS, INC. was only recently formed, has incurred losses since its inception and has not yet been successful in establishing profitable operations, raising substantial doubt about its ability to continue as a going concern. Management's plans in regards to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

/s/ Stan J.H. Lee, CPA /s/
----------------------------------
Stan J.H. Lee, CPA
January 30, 2002
Fort Lee, NJ

MILLENNIUM CAPITAL VENTURE HOLDINGS INC. (A Development Stage Company) BALANCE SHEET
ASSETS	December 31, 2002	December 31, 2001
Current assets
Cash	$--	$--

Total Current Assets	--	--

Total assets	$--	$--

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Bank	63	--
Accounts payable	13,821	--
Shareholder's loan	7,010	--
Accrued income taxes	90	60

Total current liabilities	20,984	60

Total liabilities	$20,984	$60

Stockholders' deficit
Preferred Stock, $0.0001 par value, 20,000,000 shares authorized, none issued and outstanding.	--	--
Common Stock, $0.0001 par value, 100,000,000 shares authorized, 6,000,000 issued and outstanding	600	500
Additional Paid in Capital	99,900	-
Accumulated Deficit	(121,484)	(560)

Total stockholders' deficit	(20,984)	(60)

Total liabilities and stockholders' deficit	$--	$--

The accompanying notes are an integral part of the unaudited financial statements.

MILLENNIUM CAPITAL VENTURE HOLDINGS INC. (A Development Stage Company) STATEMENTS OF OPERATIONS
	Year to December 31, 2002	Year to December 31, 2001	June 2, 2000 (Inception) to December 31, 2002

Income	$--	$--	$--

Expenses

Legal and accounting	34,439	--	34,439
Consultancy fees	71,909	--	71,909
Organization expenses	--	--	500
Administrative expenses	14,546	--	14,546

Total Expenses	120,894	--	121,394

Provision for income taxes	30	30	90

Net Loss	$(120,924)	$(30)	$(121,484)

Net Income (Loss) per Common Share	$(0.021)	$(0.0001)	$(0.023)

Weighted Average Number of Common Shares Used in Calculation	5,728,767	5,000,000	5,282,378

The accompanying notes are an integral part of the financial statements.

MILLENNIUM CAPITAL VENTURE HOLDINGS INC. (A Development Stage Company) STATEMENTS OF CASH FLOWS
	Year to December 31, 2002	Year to December 31, 2001	June 2, 2000 (Inception) to December 31, 2002
Cash from operating activities:
Net (loss) from continuing operations	$(120,924)	$(30)	$(121,484)
Issue of common stock for service	100,000	--	100,500
Accrued franchise tax	30	30	90
Changes in operating assets and liabilities:
Accounts payable	13,821	--	13,821
Net cash flows from operating activities:	(7,073)	--	(7,073)

Cash from investing activities:	--	--	--

Cash from financing activities:
Shareholder's loan	7,010	--	7,010
Bank Overdraft	63	--	63
	7,073		7,073
Net change in cash and cash equivalents	-	--	-
Cash at beginning of period	--	--	--
Cash at end of period	$-	$--	$-

 The accompanying notes are an integral part of the financial statements.

MILLENNIUM CAPITAL VENTURE HOLDINGS INC. (A Development Stage Company) STATEMENT OF SHAREHOLDERS' EQUITY Year Ended December 31, 2002
	Preferred Stock		Common Stock			Total
	Shares	Amount	Shares	Amount	Additional Paid in Capital	Accumulated Deficit	Stockholders Equity
At June 2, 2000	--	--	5,000,000	$ 500	-	--	$ 500
					-
Net loss for the year 2000	--	--	--	--	0	$ (530)	$ (530)
Balance, December 31, 2000	--	--	5,000,000	$ 500	=	$ (530)	$ (30)
					0
Net loss for the year 2001	--	--	--	--	--	$ (30)	$ (30)

Balance, December 31, 2001	--	--	5,000,000	$ 500	0	$ (560)	$ (60)

Issue of stock for services	--	--	1,000,000	$ 100	99,900	--	$ 100,000

Net loss for the year 2002	--	--	--	--		$ (120,924)	$ (120,924)

Balance, December 31, 2002	--	--	6,000,000	$ 100,500	99,900	$ (121,484)	$ (20,984)

The accompanying notes are an integral part of the financial statements.

MILLENNIUM CAPITAL VENTURE HOLDINGS INC.
(A Development Stage Company)

Notes to Financial Statements
Year to December 31, 2002

Note 1 - Summary of Significant Accounting Policies

Going Concern

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. However, the Company was only recently formed, has incurred losses since its inception and has not yet been successful in establishing profitable operations. These factors raise substantial doubt about the ability of the Company to continue as a going concern.

In this regard, management is proposing to raise any necessary additional funds not provided by operations through additional sales of its common stock. There is no assurance that the Company will be successful in raising this additional capital or achieving profitable operations. The financial statements do not include any adjustments that might result from the outcome of these uncertainties

Development Stage Company

MILLENNIUM CAPITAL VENTURES HOLDINGS, INC. has been in the development stage since its formation on June 2, 2000. Planned principal operations have not commenced since then and the company has not generated any revenue.

Financial Statement Presentation

This summary of significant accounting policies of MILLENNIUM CAPITAL VENTURES HOLDINGS, INC is presented to assist in understanding of the Company financial statements. The financial statements and notes are representations of the Company's management who is responsible for their integrity and objectivity. These accounting policies conform to U.S. generally accepted accounting principles and have been consistently applied in the preparation of the financial statements, which are stated in the U.S. Dollars.

Organization and Business Operations

MILLENNIUM CAPITAL VENTURES HOLDINGS, INC. (the "Company") was incorporated in the State of Delaware on June 2, 2000 to serve as a vehicle to effect a merger, exchange of capital stock, asset acquisition or other business combination with a domestic or foreign private business. As of December 31, 2002, the Company had not commenced any formal business operations. Therefore, all the activities to date relate to the Company's organization. The Company's fiscal year end is December 31.

The Company's ability to commence operations is contingent upon its ability to identify a prospective target business and raise the capital it will require through the issuance of equity securities, debt securities, bank borrowings or a combination thereof.

Note 1 - Summary of Significant Accounting Policies - Continued

Use of Estimates

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

For purposes of reporting the statement of cash flows, cash and cash equivalents include highly liquid investments with maturity of three months or less at the time of purchase.

(Loss) Per Share

(Loss) per share of common stock is computed by dividing the net loss by the weighted average number of common shares outstanding during the year. Fully diluted earnings per share are not presented because they are anti-dilutive.

Income Taxes

The Company accounts for income taxes under the Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," ("SFAS 109"). Under SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. There were no current or deferred income tax expense or benefits due to the fact that the Company did not have any material operations for the period from June 2, 2000 (inception) through December 31, 2001.

Note 2. Stockholders' Equity

A. Preferred Stock

The Company is authorized to issue 20,000,000 shares of preferred stock at $0.0001 par value, with such designations, voting and other rights and preferences as may be determined from time to time by theBoard of Directors. The Company did not issue any shares of its preferred stock as of September 30, 2002.

B. Common Stock

The Company is authorized to issue 100,000,000 shares of common stock at $0.0001 par value and the Company issued 5,000,000 shares of its common stock to DotCom Internet Ventures Ltd one June 2, 2000, pursuant to Rule 506 for an aggregate consideration of $ 500 in services. These shares were subsequently transferred on June 26, 2001 to Mr. Desmarais. Additionally, the company issued 1,000,000 shares on April 9, 2002 valued at $0.10 each, with a total value of $100,000 in settlement of consultancy and administrative services.

C. Warrant and Options

There are no warrants or options outstanding to issue any additional shares of common stock.

Note 3. Subsequent events

On March 24, 2003, the Company acquired all of the issued and outstanding shares of Mada Multimedia Inc., a private Quebec corporation that specializes in the conception, production and marketing of multimedia application in the financial education sector. The outstanding shares of Mada Multimedia were acquired from its founder and sole shareholder, Mr. Mario Drolet. Millennium paid $1,000 US for the shares of Mada Multimedia due to the fact that Mada Multimedia has historically operated at a deficit. However, Millennium believes that the company has valuable assets and a promising business plan that will result in the company reaching profitability in the next one to two fiscal years. Millennium's President and largest shareholder, Mr. Bruno Desmarais, provided Millennium with a loan for the purposes of acquiring the shares of Mada Multimedia.

Millennium Capital Venture Holdings, Inc. Pro-Forma Consolidated Balance Sheet Unaudited December 31, 2002
	Millennium Capital Venture Holdings, Inc.	Mada Multimedia Inc.	Pro-forma Adjustments	Total

Assets
Current
Receivables	$--	$4,435	$--	$4,435
Loan receivables	--	27,198	--	27,198

	--	31,633	--	31,633

Investment See Note 2(a)	--	--	1,000

Capital assets	--	183	--	183
Software See Note 2(a)	--	--	33,485	33,485

	$--	$31,816	$33,485	$65,301

Liabilities
Current
Bank indebtedness	$63	$7,721	$--	$7,784
Payables and accruals	13,821	10,398	--	24,219
Due to shareholder See Note 2(a)	7,010	--	1,000	8,010
Income taxes payable	90	--	--	90
Current portion of long-term debt	--	$46,182	$--	46,182

	20,984	64,301	1,000	86,285

Shareholders' Deficiency
Capital stock	100,500	65	(65)	100,500
Deficit	(121,484)	(32,550)	32,550	(121,484)

	(20,984)	(32,485)	32,485	(20,984)

	$--	$31,816	$33,485	$65,301

See accompanying notes to the pro-forma consolidated financial statements

Millennium Capital Venture Holdings, Inc. Pro-Forma Consolidated Statement of Operations Unaudited Year Ended December 31, 2002
	Millennium Capital Venture Holdings, Inc.	Mada Multimedia Inc.		Pro-forma Adjustments	Total

Revenue
Sales	$--	$31,609		$--	$31,609

Expenses
Consulting fees	71,909	--		--	71,909
Interest - current	--	1,339		--	1,339
Long-term	--	3,469		--	3,469
Other general and administration	14,546	968		--	15,514
Professional fees	34,439	1,910		--	36,349
Sub-contract	--	15,255			15,255

	120,894	22,941			143,835

(Loss) earnings before income taxes	(120,894)	8,668			(112,226)

Income Taxes	30	--			30

Net (loss) earnings	$(120,924)	$(8,668)	$		$(112,256)

Loss per share (Note 3)					$(0.02)

See accompanying notes to the pro-forma consolidated financial statements

Millennium Capital Venture Holdings, Inc.
Notes to the Pro-forma Consolidated Financial Statements
Unaudited
December 31, 2002

1. Basis of presentation

Pro-forma consolidated statements have been prepared for Millennium Capital Venture Holdings, Inc. ("Millennium") to reflect the acquisition of Mada Multimedia Inc.

Effective March 24, 2003, the Company entered into an share purchase agreement to acquire all of the issued and outstanding common shares of Mada Multimedia Inc. for consideration of $1,000, subject to regulatory approval. The pro-forma balance sheet gives effect to the transaction outlined in Note 2(a) as if it had occurred on December 31, 2002, while the statement of operations gives effect to this transaction as it had occurred on January 1, 2002.

2. Pro-forma Transaction and assumptions

a) The proposed above amalgamation is to be accounted for using the purchase method. Net assets acquired are as follows:
Working capital	$13,514
Purchase price allocated to software	33,485
Capital assets	183
Long-term debt	(46,182)
Cash consideration paid	$1000

b) The accounting policies used in the preparation of the pro-forma statements are in accordance with those disclosed in Millennium's audited financial statements for the year ended December 31, 2002

  These pro-forma financial statements do not include an estimate of costs to be incurred on the proposed transactions.

d) The amount recorded as software represents the portion of the purchase price in excess of the book value of the assets that has been attributed to the software costs owned by Mada. This consent is based on the fair value of software on the acquisition date.

3. Per common share information

The pro-forma earnings per common share have been calculated using the weighted average common shares of Millennium at December 31, 2002. The pro-forma weighted average shares outstanding for the period ended December 31, 2002 is 5,728,767.

The accompanying unaudited condensed financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions for Form 10-QSB and Rule 10-01 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation have been included. All such adjustments are of a normal recurring nature. Operating results for the three month periods ended September 30, 2003 and 2002 and June 2, 2000 (Inception) to September 30, 2003 are not necessarily indicative of the results that may be expected for the year ending December 31, 2003. For further information, refer to the financial statements and footnotes thereto included in the Company's Annual Report on Form 10-KSB for the year ending December 31, 2002 filed on April 15, 2003.

Page
Unaudited Consolidated Financial Statements
Balance Sheets	F-15
Statements of Operations	F-16
Statements of Cash Flows	F-17
Statements of Stockholders' Equity	F-18
Notes to Unaudited Consolidated Financial Statements	F-19 to F-21

MILLENNIUM CAPITAL VENTURE HOLDINGS INC. (A Development Stage Company) CONSOLIDATED BALANCE SHEET
ASSETS	September 30, 2003 Unaudited		December 31, 2002 Audited
Current assets
Cash	$23,554	$	---
Accounts Receivable	6,646		---
Loans receivable	27,599		---

Total Current Assets	57,799		---

Goodwill on acquisition	5,680		---
Development costs	37,337		---

Property and equipment
Office equipment	163		---

Total assets	$100,979	$	---

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Bank	-		63
Accounts payable	52,926		13,821
Acquisition cost payable	1,000		---
Shareholder's loan	7,010		7,010
Accrued income taxes	311		90
Current portion of long term debt	53,385		---

Total current liabilities	114,632		20,984

Total liabilities	$114,632		$20,984

Stockholders' equity
Preferred Stock, $0.0001 par value, 20,000,000 shares authorized, none issued and outstanding.	---		---
Common Stock, $0.0001 par value, 100,000,000 shares authorized, 6,850,000 and 6,000,000 issued and outstanding for 2003 and 2002	685		600
Additional Paid in Capital	142,615		99,900
Accumulated Deficit	(156,653)		(121,484)

Total stockholders' equity	(13,653)		(20,984)

Total liabilities and stockholders' equity	$100,979	$	---

See notes to unaudited financial statements

MILLENNIUM CAPITAL VENTURE HOLDINGS INC. (A Development Stage Company) CONSOLIDATED STATEMENTS OF OPERATIONS Unaudited
	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2003	2002	2003	2002

Income	$-	$-	$-	$-

Expenses
Legal and Accounting	8,506	7,009	20,122	28,458
Consultancy Fees	(873)	-	-	71,909
Administrative Expenses	2,080	217	15,047	13,310

Total Expenses	9,713	7,226	35,169	113,677

Provision for income taxes	-	-	-	-

Net (Loss)	$(9,713)	$(7,226)	$(35,169)	$(113,677)

Net (Loss) per Common Share	$(0.001)	$(0.001)	$(0.005)	$(0.02)

Weighted Average Number of Common Shares Used in Calculation	6,784,903	5,554,003	6,797,070	5,637,363

 See notes to unaudited financial statements.

MILLENNIUM CAPITAL VENTURE HOLDINGS INC. (A Development Stage Company) CONSOLIDATED STATEMENTS OF CASH FLOWS Unaudited
	Nine months ended September 30, 2003		Nine months ended September 30, 2002
Cash from operating activities:
Net (loss)	$(35,169)		$(113,677)
Issue of common stock for services	---		100,000
Changes in operating assets and liabilities:
Accounts payable	18,262		7,336
Accounts receivable	(6,245)		---
			---
Net cash flows from operating activities	(23,152)		(6,341)

Cash from investing activities:	---		---
Acquisition of subsidiary (Note 2)	(1,000)		---
			---
	(1,000)

Cash from financing activities:
Issue of stock	42,500		------
Shareholder's loan (repayment)	-		6,341
Acquisition cost Mada	1,000		---
Long Term Debt	4,269		---
Bank overdraft	(63)		---
	47,706		6,341

Net change in cash and cash equivalents	23,554		---
Cash at beginning of period	0		---
Cash at end of period	$23,554	$	---

See notes to unaudited financial statements.

MILLENNIUM CAPITAL VENTURE HOLDINGS INC. (A Development Stage Company) CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY Unaudited
	Preferred Stock		Common Stock				Total
	Shares	Amount	Shares	Amount	Additional Paid in Capital	Accumulated Deficit	Stockholders Equity
At June 2, 2000	---	---	5,000,000	$ 500	$ -	---	$ 500

Net loss for the year 2000	---	---	---	---	---	$ (530)	$ (530)
Balance, December 31, 2000	---	---	5,000,000	$ 500	---	$ (530)	$ (30)

Net loss for the year 2001	---	---	---	---	---	$ (30)	$ (30)

Balance, December 31, 2001	---	---	5,000,000	$ 500	-	$ (560)	$ (60)

Issue of stock for services	---	---	1,000,000	$ 100	$ 99,900	---	$ 100,000

Net loss for the year 2002	---	---	---	---	---	$ (120,924)	$ (120,924)

Balance, December 31, 2002	---	---	6,000,000	$ 600	$	$ (121,484)	$ (20,984)

Issue of stock	---	---	850,000	85	42,415	---	42,500

Net loss	---	---	---	---	---	(35,169)	(35,169)

Balance September 30, 2003	---	---	6,850,000	$ 685	$ 142,315	(156,653)	(13,653)

See notes to unaudited financial statements.

MILLENNIUM CAPITAL VENTURE HOLDINGS INC.
(A Development Stage Company)

Notes to Consolidated Financial Statements
Nine Month Period ended September 30, 2003
Unaudited

Note 1 - Summary of Significant Accounting Policies

Going Concern

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. However, the Company was only recently formed, has incurred losses since its inception and has not yet been successful in establishing profitable operations. These factors raise substantial doubt about the ability of the Company to continue as a going concern.

In this regard, management is proposing to raise any necessary additional funds not provided by operations through additional sales of its common stock. There is no assurance that the Company will be successful in raising this additional capital or achieving profitable operations. The financial statements do not include any adjustments that might result from the outcome of these uncertainties

Development Stage Company

Millennium Capital Ventures Holdings, Inc. has been in the development stage since its formation on June 2, 2000. Planned principal operations have not commenced since then and the company has not generated any revenue.

Financial Statement Presentation

This summary of significant accounting policies of Millennium Capital Ventures Holdings, Inc. is presented to assist in understanding of the Company financial statements. The financial statements and notes are representations of the Company's management who is responsible for their integrity and objectivity. These accounting policies conform to U.S. generally accepted accounting principles and have been consistently applied in the preparation of the financial statements, which are stated in the U.S. Dollars.

Organization and Business Operations

Millennium Capital Ventures Holdings, Inc. (the "Company") was incorporated in the State of Delaware on June 2, 2000 to serve as a vehicle to effect a merger, exchange of capital stock, asset acquisition or other business combination with a domestic or foreign private business.

At present, Millennium's only asset is the ownership of an operating subsidiary, Mada Multimedia Inc., a private Quebec corporation ("Mada"). On March 24, 2003, Millennium acquired all of the issued and outstanding shares of Mada, which specializes in the conception, production and marketing of multimedia applications in the financial education sector. The outstanding shares of Mada Multimedia were acquired from its founder and sole shareholder, Mr. Mario Drolet, who is the President of Mada. Millennium's current operations are limited to the ownership and management of Mada.

Use of Estimates

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Note 1 - Summary of Significant Accounting Policies - Continued

Cash and Cash Equivalents

For purposes of reporting the statement of cash flows, cash and cash equivalents include highly liquid investments with maturity of three months or less at the time of purchase.

(Loss) Per Share

(Loss) per share of common stock is computed by dividing the net loss by the weighted average number of common shares outstanding during the year. Fully diluted earnings per share are not presented because they are anti-dilutive.

Income Taxes

The Company accounts for income taxes under the Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," ("SFAS 109"). Under SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. There were no current or deferred income tax expense or benefits due to the fact that the Company did not have any material operations for the period from June 2, 2000 (inception) through September 30, 2003.

Note 2. Business Combination

Effective March 24, 2003, the Company acquired all of the issued and outstanding common shares of MADA Multimedia Inc., a private company, for cash consideration of $1,000. Net assets acquired were:
Working capital	$9,834
Development costs	34,351
Goodwill	5,754
Office equipment	177
Bank loan	(49,116)
Cash consideration paid	$1,000

Note 3. Stockholders' Equity

A. Preferred Stock

The Company is authorized to issue 20,000,000 shares of preferred stock at $0.0001 par value, with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors. The Company did not issue any shares of its preferred stock as of September 30, 2003.

B. Common Stock

The Company is authorized to issue 100,000,000 shares of common stock at $0.0001 par value and the Company issued 5,000,000 shares of its common stock to DotCom Internet Ventures Ltd on June 2, 2000, pursuant to Rule 506 for an aggregate consideration of $ 500 in services. These shares were subsequently transferred on June 26, 2001 to Mr. Desmarais. Additionally, the company issued 1,000,000 shares on April 9, 2002 valued at $0.10 each, with a total value of $100,000 in settlement of consultancy and administrative services and a further 850,000 shares valued at $0.05 were issued for cash in January 2003.

C. Warrant and Options

There are no warrants or options outstanding to issue any additional shares of common stock.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

On March 31, 2003, the Board of Directors of Millennium dismissed Mr. Stan J.H. Lee, CPA, as Millennium's independent auditors. Mr. Lee audited Millennium's financial statements for Millennium's two most recent fiscal years ended December 31, 2001.

The report of Mr. Lee accompanying the audit for Millennium's two most recent fiscal years ended December 31, 2001 was not qualified or modified as to audit scope or accounting principles. Such report however did contain an adverse going concern opinion regarding Millennium's operations.

During our two most recent fiscal years ended December 31, 2001, there were no disagreements between Millennium and Mr. Lee on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure; and no reportable events as such term is defined by paragraph (a)(1) (iv) of Item 304 or Regulation S-B promulgated by the Securities and Exchange Commission ("Regulation S-B") and no matters identified by Mr. Lee involving our internal control structure or operations which was considered to be a material weakness.

On March 31, 2003, the Board of Directors of Millennium appointed Grant Thornton LLP as Millennium's new independent accountants. During its two most recent fiscal years ended December 31, 2001, Millennium did not consult with Grant Thornton regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of opinion that might be rendered regarding our financial statements, nor did Millennium consult with Grant Thornton with respect to any accounting disagreement or any reportable event as such term is defined by paragraph (a) (1) (iv) of Item 304 of Regulation S-B.

[OUTSIDE BACK COVER OF PROSPECTUS]

TABLE OF CONTENTS
PROSPECTUS SUMMARY	6
ABOUT MILLENNIUM CAPITAL VENTURE HOLDINGS INC.	6
THE OFFERING	7
RISK FACTORS	9
WHERE YOU CAN FIND MORE INFORMATION	11
FORWARD LOOKING STATEMENTS	12
USE OF PROCEEDS	12
DETERMINATION OF OFFERING PRICE	14
DIVIDEND POLICY	14
DILUTION	14
SALES OF SECURITIES BY SELLING SHAREHOLDERS	15
PLAN OF DISTRIBUTION	16
SELLING SHAREHOLDERS	16
LEGAL PROCEEDINGS	20
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS	20
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	21
DESCRIPTION OF CAPITAL STOCK	22
INTERESTS OF NAMED EXPERTS & COUNSEL	22
DESCRIPTION OF BUSINESS	22
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION.	33
DESCRIPTION OF PROPERTY	37
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	38
COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	38
EXECUTIVE COMPENSATION	39
LIMITATION OF DIRECTORS' AND OFFICERS' LIABILITY AND INDEMNIFICATION	40
EXPERTS	40
LEGAL OPINION	40
FINANCIAL STATEMENTS	F-1 - F-20
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	41

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The information required by this Item is incorporation by reference to "LIMITATION OF DIRECTORS' AND OFFICERS' LIABILITY AND INDEMNIFICATION" in the Prospectus herein.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Millennium has agreed to pay all expenses associated with the preparation and filing of this Registration Statement, including registration fees, transfer agent's fees, printing and legal and accounting fees which are listed below. The selling shareholders shall be responsible for any commissions or selling fees incurred in connection with the sale of the securities registered under this Registration Statement.

Legal fees	$27,860.00
Accounting fees	$10,000.00
Printing fees	$ 1,000.00
Transfer Agent's fees	$ 1,000.00
Registration fees	$ 140.00
Total Offering Expenses	$40,000.00

RECENT SALES OF UNREGISTERED SECURITIES

Since Millennium's date of inception on June 2, 2000, Millennium has sold securities which were not registered under the Securities Act of 1933, as follows:

NUMBER OF DATE NAME SHARES CONSIDERATION

Date Name Shares Consideration

June 2, 2000 DotCom Internet Ventures Ltd. (1) 5,000,000 $500.00

Mr. Tay, the president and sole director of Millennium as at June 2, 2000 was the sole director and controlling shareholder of DotCom Internet Ventures Ltd. The shares issued to DotCom Internet Ventures Ltd. were in return for services provided to Millennium by DotCom Internet Ventures Ltd., in lieu of cash. Such services were valued at $500 and consisted of incorporation and organization of the corporation. With respect to the stock issued to DotCom Internet Ventures Ltd., Millennium relied upon Section 4(2) of the Securities Act of 1933, as amended and Rule 506 promulgated thereunder. No shares of this offering were offered to any other person or entity. The manner of the solicitation was done internally due to the fact that at that time Mr. Tay was the controlling person of both Millennium and DotCom Internet Ventures Ltd. All information pertaining to Millennium was available to DotCom Internet Ventures Ltd. due to the positions held by Mr. Tay. On June 26, 2001, DotCom Internet Ventures Ltd. sold its 5,000,000 shares to Mr. Bruno Desmarais, the present officer and director of Millennium. No underwriting discounts, commissions, finder's fees or other expenses were paid in connection with this sale of stock.

In April 2002, Millennium issued 1,000,000 shares of its common stock to eight (8) consultants that provided actual services to Millennium, which were valued at $0.10 per share. The consultants and the services that they provided are identified as follows:

Marie Josée Bellefeuille provided almost 500 hours of secretarial work for Millennium. Ms. Bellefeuille's duties included reviewing, correcting, and composing all material and correspondence sent by Mr. Desmarais and to follow up with all reports. Ms. Bellefeuille billed her time at $15.00 per hour and thus here services were valued at $7,283.40. Each share was valued at $0.10 per share or 72,834 shares.

Benoit Beaudin provided marketing, packaging and distribution on Mada's software and as provided advice as to how to market, build and distribute the software and provided significant contacts. Mr. Beaudin's services were bill at $250 per hour, resulting in the issuance of 135,649 shares at $0.10 per share.

Christian St. Arnault assisted the company in the logistics relating to moving into new headquarters, he as arranged for manual labor, such as painting, plastering, installation of fixture, floor, and plumbing. Mr. St-Arnault also provided $2,500 worth of raw materials. Mr. St. Arnault's services were billed at $45 per hour for a total value of $5,809.70 and resulted in the issuance of 58,097 shares.

André St. Arnaud acted as consultant for Millennium with regards to public markets and marketing strategies. Mr. St-Arnault also provided contacts with U.S. and Canadian brokers. Mr. St. Arnault's services were billed at $75 per hour for a total of $9,600, result in the issuance of 96,000 shares.

Nil Lapointe acted as a consultant for Millennium developing different aspects of marketing, computer technology, design, production, strategy and sales. Mr. Lapionte's services were billed at $175 per hour for a total of $14,998, resulting in the issuance of 149,980 shares.

Normand Vidal worked as a consultant and programmer for Mada, helping to build, design, modernize and test the software. Mr. Vidal's services were billed at $125 per hour for a total of $18,740, resulting in the issuance of 187,440 shares.

Mr. W. Scott Lawler provided legal services related to U.S. securities law valued at $15,000 at $175 per hour resulting in the issuance of 150,000 shares.

Mr. Richard St-Julien provided various consulting services and legal services related to Canadian law valued at $15,000 resulting in the issuance of 150,000 shares.

The shares were issued pursuant to exemptions provided by Section 4(2) of the Securities Act and Regulations D and S promulgated by the Securities and Exchange Commission thereunder. There were a total of eight (8) individuals that were offered shares under this offering. All offerees had close business and/or personal relationships with Millennium or its prior President, Mr. Bruno Desmarais. Each offeree was provided access to Millennium's financial statements and any other information that they deemed relevant or necessary in making their respective decision to accept shares of common stock in exchange for services. Each offeree was deemed to have the financial or business experience necessary to evaluate the risks of their investment in Millennium. All of the investors were deemed by the management of Millennium to be financially sophisticated. Two (2) of the offerees, Mr. Andre St. Arnaud and Mr. LaPointe, became members of Millennium's Board of Directors almost immediately following the issuance of these shares. Christian St. Arnaud is the son of Mr. Andre St. Arnaud. Two (2) of the offerees, Mr. St. Julien and Mr. Lawler, are legal counsel for Millennium. No commissions or finders fees were paid by Millennium in connection with the sale of these shares.

Since becoming Millennium's major shareholder in June 2001, Mr. Bruno Desmarais has loaned an aggregate of $7,010 to Millennium, which is carried on Millennium's financial statements as a shareholder's loan. This loan has been made without the execution of any loan agreement or other document and currently has no repayment terms or terms regarding accrual of interest. This loan is also unsecured.

In January 2003, in order to raise capital for Millennium's ongoing needs for accounting services, legal representation and auditing, Millennium conducted a private placement of its securities. Under such offering, Millennium sold 850,000 shares of common stock and realized total proceeds of $42,500 from such sales. The shares were sold to family members, business associates, close friends of Millennium's officers and directors. No commissions or finders fees were paid by Millennium in connection with the sale of these shares. The offering and sale of these securities were exempt from the registration requirements of the Securities Act of 1933 found in Regulation S promulgated by the Securities and Exchange Commission under the Securities Act of 1933. These sales were offshore transactions since all of the offerees were not in the United States and the purchasers were outside the United States at the time of the purchase. Moreover, there were no directed selling efforts of any kind made in the Untied States neither by Millennium nor by any affiliate or any person acting on its behalf in connection with this offering. All offering materials and documents used in connection with the offers and sales of the securities included statements to the effect that the securities have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States or to U.S. persons unless the securities are registered under the Act or an exemption therefrom is available and that no hedging transactions involving those securities may not be conducted unless in compliance with the Act. Each purchaser under Regulation S certified that it is not a U.S. person and is not acquiring the securities for the account or benefit of any U.S. person and agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Act or pursuant to an available exemption from registration. The shares sold are restricted securities and the certificates representing these shares have been affixed with a standard restrictive legend, which states that the securities cannot be sold without registration under the Securities Act of 1933 or an exemption therefrom and Millennium is required to refuse to register any transfer that does not comply with such requirements.

EXHIBITS AND REPORTS ON FORM 8-K

(a) Exhibits:

3.1	Certificate of Incorporation	Filed as an exhibit to Millennium's registration statement on Form 10-SB filed on September 5, 2000, and incorporated herein by reference.
3.2	Bylaws	Filed as an exhibit to Millennium's registration statement on Form 10-SB filed on September 5, 2000, and incorporated herein by reference.
3.3	Specimen Stock Certificate	Filed as an exhibit to Millennium's registration statement on Form 10-SB filed on September 5, 2000, and incorporated herein by reference.
5	Legality Opinion	Filed as an exhibit to Millennium's SB-2 on April 29, 2003 and incorporated herein by reference.
10.1	Agreement with DotCom Internet Ventures Ltd.	Filed as an exhibit to Millennium's registration statement on Form 10-SB filed on September 5, 2000, and incorporated herein by reference.
10.2	Shareholder Agreement with DotCom Internet Ventures Ltd.	Filed as an exhibit to Millennium's registration statement on Form 10-SB filed on September 5, 2000, and incorporated herein by reference.

10.3	Share Purchase Agreement between Millennium, Bruno Desmarais, Mada Multimedia Inc. and Mario Drolet.	Filed as an exhibit to Millennium's Form 10-KSB on April 15, 2003
10.4	Agreement with Quebec Securities Commission with Modification thereto.	Filed as an exhibit to Millennium's SB-2 Amendment No. 2 on October 7, 2003 and incorporated herein by reference.
10.5	Loan Agreement with CIBC	Filed as an exhibit to Millennium's SB-2 on April 29, 2003 and incorporated herein by reference.
23.1	Consent of Grant Thornton LLP	Filed herewith.
23.2	Consent of W. Scott Lawler, Esq.	Filed as an exhibit to Millennium's SB-2 on April 29, 2003 and incorporated herein by reference.
23.3	Consent of Stan J.H. Lee, CPA	Filed herewith

(b) The following reports on Form 8-K were filed during the last fiscal quarter prior to the date of this Registration Statement.

None.

UNDERTAKINGS

Millennium undertakes that it shall:

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

(a) Include any prospectus required by Section 10(a)(3) of the Securities Act;

(b) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) promulgated under the Securities Act if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

(c) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant ot the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as express in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of Millennium in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Millennium will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the provisions of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned in the City of Montreal, Province of Quebec on September 19, 2003.

MILLENNIUM CAPITAL VENTURE HOLDNIGS INC.
Dated: January 23, 2004	By:/s/ Mario Drolet Name: Mario Drolet Title: President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form SB-2 has been signed by the following persons in their respective capacities with Millennium Capital Venture Holdings Inc. and on the dates indicated.

Signature	Title	Date
/s/ Mario Drolet Mario Drolet	President, Principal Accounting Officer and Principal Financial Officer and Member of the Board of Directors (Principal Executive Officer)	January 23, 2004

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on behalf of the following persons in the capacities and on the dates indicated pursuant to a signed power of attorney executed by such persons appointing W. Scott Lawler. Such power of attorney made Mr. Lawler a true and lawful attorney-in-fact and agent, with full power of substitution, of each person named below and in his name, place and stead in any and all capacities to sign any or all amendments or post-effective amendments to this Registration Statement, including registration statements filed or amendments made pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices or other document necessary or advisable to comply with the applicable state securities laws, and to file the same, together with all other documents in connection therewith, with the appropriate state securities authorities, granting unto Mr. Lawler full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that Mr. Lawler may lawfully do or cause to be done by virtue hereof.

/s/ Nil LaPointe Nil LaPointe	Member of the Board of Directors	January 23, 2004
/s/ Andre St. Arnaud Andre St. Arnaud	Member of the Board of Directors	January 23, 2004